UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑   Definitive Proxy Statement
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☐   Soliciting Material Pursuant to §240.14a-12
PCTEL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 15, 2010
4:00 p.m.

To Our Stockholders:

The 2010 annual meeting of stockholders of PCTEL, Inc., a Delaware corporation, will be held on Tuesday, June 15, 2010 at 4:00 p.m. local time at our headquarters, located at 471 Brighton Drive, Bloomingdale, Illinois 60108 for the following purposes:

1. To elect two Class II directors whose terms will expire at the 2013 annual meeting of stockholders;

2. To approve the amendment and restatement of the 1997 Stock Plan to increase the number of shares available for grant pursuant to awards under the plan and to make certain other changes;

3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 19, 2010 are entitled to notice of and to vote at the meeting.

Pursuant to the new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or about April 28, 2010, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners at the close of business on April 19, 2010. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to deliver your proxy by telephone or the Internet or to mark, sign, date and return the accompanying proxy as promptly as possible. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy.

Sincerely,

Martin H. Singer
Chief Executive Officer and
Chairman of the Board of Directors

Bloomingdale, Illinois
April 28, 2010

YOUR VOTE IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE
BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 15, 2010: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2009 are available electronically free of charge at http://www.proxyvote.com.

GENERAL INFORMATION
SUMMARY OF PROPOSALS
ELECTION OF DIRECTORS
AMENDMENT AND RESTATEMENT OF 1997 STOCK PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION AND OTHER MATTERS
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS
APPENDIX A

PCTEL, INC.
471 Brighton Drive
Bloomingdale, Illinois 60108

PROXY STATEMENT FOR THE
2010 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of PCTEL, Inc. is soliciting proxies for the 2010 annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Our Board of Directors has set April 19, 2010 as the record date for the meeting. Stockholders of record at the close of business on April 19, 2010 are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 19,083,554 shares of our common stock outstanding on the record date. On the record date, the closing price of our common stock on the Nasdaq Global Market was $6.80 per share.

This proxy statement is made available on or about April 28, 2010 to stockholders entitled to vote at the meeting.

In this proxy statement:

•	“We” and “PCTEL” mean PCTEL, Inc.

•	If you hold shares in “street name,” it means that your shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

•	“NASD” means the National Association of Securities Dealers.

•	“SEC” means the Securities and Exchange Commission.

•	“Beneficial ownership” of stock is defined under various SEC rules in different ways for different purposes, but it generally means that, although you (or the person or entity in question) do not hold the shares of record in your name, you do have investment or voting control, and/or an economic or “pecuniary” interest, in the shares through an agreement, relationship or the like.

QUESTIONS AND ANSWERS

Q:	When and where is the stockholder meeting?

A:	Our annual meeting of stockholders is being held on Tuesday, June 15, 2010 at 4:00 p.m. local time at our headquarters, located at 471 Brighton Drive, Bloomingdale, Illinois 60108.

Q:	Why am I receiving this proxy statement and proxy card?

A:	You are receiving this proxy statement and the accompanying proxy card because you are the stockholder of record on the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The proxy card is used for voting.

Q:	What is the effect of signing and returning my proxy card?

A:	When you sign and return the proxy card, you appoint Martin H. Singer and John W. Schoen as your representatives at the meeting. Mr. Singer is our Chief Executive Officer and Chairman of the Board and Mr. Schoen is our Chief Financial Officer. Messrs. Singer and Schoen will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or vote via the Internet or telephone in advance of the meeting just in case your plans change. You can vote in person at the meeting even if you have already sent in your proxy card.

If an issue comes up for a vote at the meeting that is not described in this proxy statement, Messrs. Singer and Schoen will vote your shares, under your proxy, in their discretion.

If you do not indicate on the proxy card how you want your votes cast, the proxy holders (as your representatives) will vote your shares FOR each of the proposals.

Q:	What am I voting on?

A:	You are being asked to vote on the following three proposals:

• the election of two Class II directors whose terms will expire at the 2013 annual meeting of stockholders;

• the approval of the amendment and restatement of the 1997 Stock Plan; and

• the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:	How do I vote if I am the record holder?

A:	There are four methods by which you may vote. Please see the detailed instructions provided on your proxy card for more information on each method.

• Place your vote by telephone;

• Place your vote via the Internet;

• Mail in your completed, signed and dated proxy card; or

• Vote in person by attending our annual meeting.

Q:	How do I vote at the meeting if I am a beneficial owner?

A:	As the beneficial owner, you have the right to direct the broker, bank, or other holder of record with respect to voting your shares and may do so by:

• completing the voting instruction card provided to you by your broker, bank or other holder of record;

• following the instructions in the voting instruction card to vote by telephone or over the Internet; or

• attending the 2010 annual meeting of stockholders and casting your vote; however, since you are not the stockholder of record, you may not vote these shares in person at the 2010 annual meeting of stockholders, unless you request, complete and deliver a proxy from your broker, bank or nominee. You will not be able to vote your shares at the meeting without a legal proxy.

Please note that due to a change in New York Stock Exchange (“NYSE”) rules, the election of directors (Proposal #1) and the approval of the amendment and restatement of the 1997 Stock Plan (Proposal #2) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker cannot vote with respect to these proposals and those votes will be counted as “broker non-votes.”

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please sign, date and return all proxy cards to ensure that all of your shares are voted.

Q:	What if I change my mind after I return my proxy card?

A:	You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the annual meeting by providing written notice to our Corporate Secretary at the following address: 471 Brighton Drive, Bloomingdale, Illinois 60108, Attn: John W. Schoen.

You may also do this by:

• Signing and returning another proxy card or voting instruction card with a later date;

• Voting in person at the meeting; or

• Voting via the Internet or by telephone on a date after the date on your proxy or voting instruction card (your latest proxy is counted).

Q:	Will my shares be voted if I do not sign and return my proxy card?

A:	Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal#1) and the amendment and restatement of the 1997 Stock Plan (Proposal #2). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in the relevant regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors and the amendment and restatement of the 1997 Stock Plan, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal #3).

Q:	How do I attend the Annual Meeting?

A:	The 2010 annual meeting of stockholders will be held on Tuesday, June 15, 2010, at 471 Brighton Drive, Bloomingdale, Illinois 60108 at 4:00 p.m., local time.

If you are a beneficial holder of shares held in street name, rather than a stockholder of record, in order to vote at the 2010 annual meeting of stockholders, you will need to obtain a legal proxy from your broker.

Q:	How many votes may be cast at the meeting?

A:	As of the record date, 19,083,554 shares of common stock were outstanding. Each outstanding share of common stock entitles the holder of such share to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 19,083,554 votes that may be cast at the meeting.

Q:	What is a “quorum”?

A:	A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the annual meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All completed and signed proxy cards, Internet votes, telephone votes and votes cast by those stockholders who attend the annual meeting in person, whether representing a vote FOR, AGAINST, WITHHELD, ABSTAIN, or a broker non-vote, will be counted toward the quorum.

Q:	How are abstentions counted?

A:	If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting.

Q:	What is a “broker non-vote”?

A:	Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients (who are the beneficial owners of the shares), brokers have the discretion to vote such shares on routine matters (such as the ratification of the appointment of our independent registered public accounting firm), but not on non-routine matters (such as the election of directors and the amendment and restatement of the 1997 Stock Plan) without specific instructions from their clients. The vote with respect to any non-routine matter is referred to as a “broker non-vote.” Thus, because the proposals to be acted upon at the meeting consist of both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes “FOR” routine matters, but expressly states that the broker is NOT voting on the non-routine matters. A broker non-vote may also occur with respect to routine matters if the broker expressly instructs on the proxy card that it is not voting on a certain matter.

Q:	How are broker non-votes counted?

A:	Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal, whether such proposal is a routine or non-routine matter.

Q:	What is the required vote for each of the proposals to pass?

A:	• The two director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

• For the other proposals, the required vote is the affirmative (i.e. “FOR”) vote of a majority of the shares present, represented and voting at the annual meeting.

The votes cast on a particular proposal include votes FOR, AGAINST and ABSTAIN, but do not include broker non-votes.

Q:	Who is soliciting my vote?

A:	PCTEL is making this proxy solicitation and will bear the entire cost of it, including the preparation, assembly, printing, posting and mailing of proxy materials. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect Broadridge Financial Solutions, Inc. to tabulate the proxies and to act as the inspector of the election. In addition to this solicitation, proxies may be solicited by our directors, officers and other employees by telephone, the Internet or fax, in person or otherwise. None of these persons will receive any additional compensation for assisting in the solicitation.

PCTEL shall provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report on Form 10-K, together with the financial statements and financial statement schedules required to be filed with the Annual Report, upon written request sent to PCTEL, Inc., 471 Brighton Drive, Bloomingdale, Illinois 60108, Attn: John W. Schoen, Chief Financial Officer. Our Annual Report on Form 10-K for the year ended December 31, 2009 is not incorporated into this proxy statement and is not considered proxy solicitation material.

Deadline for Receipt of Stockholder Proposals and Nominations for 2011 Annual Meeting of Stockholders

Stockholders are entitled to present proposals for action and director nominations at the 2011 annual meeting of stockholders only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our Corporate Secretary at the following address: 471 Brighton Drive, Bloomingdale, Illinois 60108, Attn: John W. Schoen, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2011 annual meeting of stockholders that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than December 29, 2010, and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2011 annual meeting of stockholders outside the procedures of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting. Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the previous year’s annual meeting of stockholders. For purposes of the 2011 annual meeting of stockholders, this means that such proposals or nominations must also be received by December 29, 2010. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.

The accompanying proxy card grants the proxy holders discretionary authority to vote on any business raised at the annual meeting. If you fail to comply with the advance notice provisions set forth above in submitting a proposal or nomination for the 2011 annual meeting of stockholders, the proxy holders will be allowed to use their discretionary voting authority if such proposal or nomination is raised at that meeting.

SUMMARY OF PROPOSALS

The Board of Directors has included three proposals on the agenda for our 2010 annual meeting of stockholders. The following is a brief summary of the matters to be considered and voted upon by the stockholders.

Proposal #1: Election of Directors

The company has a classified Board of Directors that currently consists of seven directors. Each director serves a three-year term. The first proposal on the agenda for the annual meeting is the election of two Class II directors to serve until the 2013 annual meeting of stockholders. The Board of Directors has nominated Richard C. Alberding and Carl A. Thomsen to serve as the Class II directors. Additional information about the election of directors and a biography of each nominee begins on page 6.

The Board of Directors recommends a vote “FOR” each of the two nominees.

Proposal #2: Amendment and Restatement of the 1997 Stock Plan

The second proposal on the agenda for the annual meeting is for the approval to amend and restate the 1997 Stock Plan to increase the number of shares available for grant pursuant to awards under the 1997 Stock Plan and to make certain other changes. More information about this proposal begins on page 10.

The Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the 1997 Stock Plan.

Proposal #3: Ratify the Appointment of the Independent Registered Public Accounting Firm

The third proposal on the agenda for the annual meeting is the ratification of the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. More information about this proposal begins on page 19.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm.

Other Matters

Other than the proposals listed above, the Board of Directors does not currently intend to present any other matters to be voted on at the meeting. The Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card or voted on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL #1

ELECTION OF DIRECTORS

Classification of Board of Directors

We have a classified Board of Directors currently consisting of two Class I directors, Brian J. Jackman and John R. Sheehan, whose terms will expire at the 2012 annual meeting of stockholders; two Class II directors, Richard C. Alberding and Carl A. Thomsen, whose terms are expiring at this annual meeting of stockholders; and three Class III directors, Steven D. Levy, Giacomo Marini, and Martin H. Singer, whose terms will expire at the 2011 annual meeting of stockholders. At each annual meeting of stockholders, certain directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting date.

Nominees

On the recommendation of the Board of Directors, the nominees for election at the 2010 annual meeting of stockholders as Class II directors are Richard C. Alberding and Carl A. Thomsen. If elected, Messrs. Alberding and Thomsen will continue as directors, and their terms will expire at the annual meeting of stockholders in 2013.

The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two Class II director nominees. In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware that any of the nominees will be unable or will decline to serve as a director.

Vote Required and Board of Directors’ Recommendation

If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and “broker non-votes” are not counted in the election of directors.

The Board of Directors has unanimously approved the director nominees and recommends that stockholders vote “FOR” the election of the director nominees listed above.

Directors and Nominees

The following table sets forth certain information regarding the current directors and nominees for directors to be elected at the 2010 annual meeting of stockholders:

			Director
Name	Age	Position with PCTEL	Since

Class I directors whose terms will expire at the 2012 annual meeting of stockholders:
Brian J. Jackman	69	Director	2002
John R. Sheehan	73	Director	2002
Class II director nominees to be elected at the 2010 annual meeting of stockholders whose terms will expire at the 2013 annual meeting of stockholders:
Richard C. Alberding	79	Director	1999
Carl A. Thomsen	65	Director	2001
Class III directors whose terms will expire at the 2011 annual meeting of stockholders:
Steven D. Levy	53	Director	2006
Giacomo Marini	58	Director	1996
Martin H. Singer	58	Chief Executive Officer and	1999
		Chairman of the Board of Directors

Mr. Jackman has been a director since February 2002. He is currently the President of The Jackman Group, Inc., a management consulting company that he formed in 2005. In September 2001, Mr. Jackman retired from Tellabs, a communications company he had been with since 1982. Mr. Jackman served as President, Global Systems and Technology, and Executive Vice President of Tellabs since 1998, and as President of Tellabs Operations from 1993 to 1998. Prior to that, Mr. Jackman held various management positions in sales and marketing for IBM from 1965 to 1982. Commencing in January 2003, he joined the board of directors of Open Text, Inc., an enterprise content management solutions company, where he also currently serves on the Compensation Committee. In January 2005, Mr. Jackman joined the Board of Directors of Keithley Instruments, a test and measurement equipment company, on which he still serves. In total, Mr. Jackman has served on the boards of eight companies in the technology sector. In addition, Mr. Jackman serves on the board of trustees of Gannon University. Mr. Jackman holds a bachelor of arts degree in English literature from Gannon University in Erie, Pennsylvania and a master degree in business administration from Penn State University. Mr. Jackman’s specific experience with a test and measurement equipment company as well as his extensive experience in sales, marketing and management functions with telecommunications and high tech companies, and his current and prior service on the board of directors of other companies, make him qualified to serve on the company’s Board of Directors and as the Lead Independent Director.

Mr. Sheehan has been a director since October 2002. Beginning in 1996 Mr. Sheehan has owned and operated Two Rivers Associates, a business consulting firm specializing in business planning (i.e., strategy development and plan execution), process improvement and executive coaching. Also, since October 2001, Mr. Sheehan has served as a senior consultant in the London Perret Roche Group in Red Bank, New Jersey. He began his career at Bell Laboratories in 1962. In 33 years at Bell Laboratories, Western Electric and AT&T, Mr. Sheehan worked in senior positions in development, manufacturing, strategic planning and general management of business units where he led the development and deployment of data communications equipment, digital switching system, and cellular telephone systems. Since leaving AT&T in 1996, Mr. Sheehan held senior management positions, and served on the Board of Directors, of two internet-based start-up companies (the terms of which ended prior to 2005). Among other duties, he was responsible for business development, business operations, and sales. Mr. Sheehan received a bachelor of science degree in electrical engineering from Drexel University and a master of science degree in electrical engineering from New York University. Mr. Sheehan’s background in development, manufacturing and strategic planning as well as his educational training as an electrical engineer, enable him to evaluate the product development and operations of the company. Mr. Sheehan’s participation in corporate governance programs and extensive experience in business planning, process improvement and strategy development make him qualified to serve on the company’s Board of Directors and as its Chairman of the Nominating and Governance Committee.

Mr. Alberding has been a director since August 1999. In June 1991 Mr. Alberding retired from Hewlett-Packard, then a computer, peripherals and measurement products company, having served as Executive Vice President, Corporate Marketing, Sales/Service and International Operations, with responsibility for worldwide company sales, support and administration activities for measurement and computation products, as well as all corporate level marketing activities. In 1997 Mr. Alberding joined and currently serves as a Director and member of the Compensation Committee of Sybase, Inc., a global leader in enterprise software focused on Analytics, Mobile Middleware and Mobile Messaging, and since 2006, has been a Director at Cxtec, Inc., a privately held Cisco value-added reseller and provider of related new and refurbished products. In addition, from 1996 thru August 2009, Mr. Alberding served on the Board of Directors of Quick Eagle, Inc., a private company providing wide area network access solutions for broadband applications. From 1994 until January 2007, Mr. Alberding served on the Board of Directors of Stratex Networks, Inc., a provider of wireless transmission solutions. Mr. Alberding also serves as a member of the Board of Trustees of Cazenovia College and a Director of the Syracuse Symphony Orchestra. Mr. Alberding holds a bachelor of science in accounting, law and marketing from Augustana College, an associate of science degree in electrical engineering from DeVry Technical Institute in Chicago, an associate of arts degree in international business, at INSEAD, in France. He has also attended numerous executive training programs held at Stanford University, Harvard University and the University of Geneva (Switzerland). Mr. Alberding’s experience as an Executive Vice President with a measurement products company, his participation on the board of directors/trustees at other companies and organizations, particularly on the Compensation Committee, and his education and extensive executive training make Mr. Alberding a valued member of the company’s Board of Directors and qualified to serve as the Chairman of the Compensation Committee of the company’s Board of Directors.

Mr. Thomsen has been a director since March 2001. Mr. Thomsen served as Senior Vice President, Chief Financial Officer and Corporate Secretary at Stratex Networks, Inc. (now Aviat Networks, Inc.), a provider of wireless transmission solutions, from 1995 to 2007. At Stratex, Mr. Thomsen was responsible for worldwide financial reporting, legal and treasury functions, tax, IT, human resources and investor relations. From 1984-1995, Mr. Thomsen worked at Measurex Corporation, a process control systems company (now a part of Honeywell Corporation) where he served as Senior Vice President and Chief Financial Officer. From 1975 to 1983, Mr. Thomsen was employed by Ampex Corporation (now a part of Honeywell Corporation) in various senior financial positions. Commencing in May 2007, Mr. Thomsen was appointed as a member of the Board of Directors of the Cardiac Therapy Foundation of the Mid-Peninsula, a non-profit organization providing a cardiovascular wellness and rehabilitation program. In December 2009 Mr. Thomsen was elected as a member of the Board of Directors and the Audit Committee of SonicWALL, Inc., a developer of security solutions. Mr. Thomsen holds a bachelor of science degree in business administration from Valparaiso University and a master degree in business administration from the University of Michigan. He is also a certified public accountant, and started his financial career with Arthur Andersen LLP, a public accounting firm. Mr. Thomsen’s experience as a certified public accountant and Chief Financial Officer, his past responsibilities for worldwide financial reporting and other treasury, tax and investor relations matters, as well as his current participation on two other boards of directors, particularly on the Audit Committee, make him qualified to serve as the Chairman of the Audit Committee of the company’s Board of Directors.

Mr. Levy has been a director since March 2006. He served as a Managing Director and Global Head of Communications Technology Research at Lehman Brothers from July 1998 until September 2005. Before joining Lehman Brothers, Mr. Levy was a Director of Telecommunications Research at Salomon Brothers from March 1997 to July 1998, a Managing Director and Head of the Communications Research Team at Oppenheimer & Co. from July 1994 to March 1997, and a senior communications analyst at Hambrecht & Quist from July 1986 to July 1994. As a securities analyst for almost 20 years, Mr. Levy became proficient in analyzing business strategies and financial results, having evaluated well over 100 companies. Mr. Levy is currently a member of the Board of

Directors of Allot Communications, a data communications provider for carriers, and also privately held GENBAND Inc, an innovator of IP Infrastructure. He previously (from January 2000 to February 2010) served on the Board of Directors of Zhone Technologies, a broadband technology company, and as a Board member of Tut Systems, Inc., a technology company providing advanced content processing and distribution products and system integration services, prior to its March 2007 acquisition by Motorola, Inc. In total, Mr. Levy has served on five boards of directors and has been a member of the Audit Committee of each of such companies. Mr. Levy holds a master degree in business administration and a bachelor of science degree in materials engineering from Rensselaer Polytechnic Institute. Mr. Levy provides a unique perspective to the Board of Directors and to its Audit Committee as a result of his investment banking experience related to the telecommunications industry and his analytical skills. The company benefits from his knowledge of financial markets, business strategies and competitive data analysis.

Mr. Marini has been a director since October 1996. Mr. Marini is the founder and Managing Director of Noventi, a Silicon Valley based early stage technology venture capital firm begun in March 2002. Over the last decade he has been primarily managing venture investments in technology companies. This activity entails evaluating business plans, making investment decisions, assisting management in the formulation and execution of operating plans and strategic plans involving all facets of company operations. It also includes evaluation of the performance of management teams, directing management changes and helping in recruiting executives for portfolio companies. Further, it requires the identification, evaluation and execution of exit strategies, such as acquisitions by other companies or initial public offerings. He has directed investments in over 15 companies, some of which have been acquired by market leaders such as BEA Systems, Cisco, HP and Symantec. Prior to this, Mr. Marini has had broad operating experience. From 1981 to 1992 at Logitech International SA he managed engineering, operations and finance as the company grew to over $200M in annual revenues, effected an initial public offering and expanded manufacturing and development. At Futuretel (1998-1999) and No Hands Software (1993-1994) he managed rapid product development, decisive restructuring, new markets and products entries. Private board of director memberships includes TES S.p.A. since September 1994; Ecrio Inc. since March 1999; Minerva Networks, Inc. beginning May 2003; Neato Robotics, Inc. since December 2006; Aurora Biofuels, Inc. since January 2007, Cosmo Industrie S.p.A. since December 2007 and Mariah Power, Inc. beginning December 2008. Overall, Mr. Marini brings experience with a wide variety of company situations both as a general management executive and as active board member and investor. These qualifications provide a solid basis for serving as a director of a technology company dealing with issues of growth, product and marketing strategy, international expansion and merger and acquisition activities.

Mr. Martin H. Singer is the Chief Executive Officer and Chairman of the Board, a position he has held since October 2001. He has been a director of the Company since August 1999. Since 2001, Mr. Singer has changed the company’s direction from that of a commodity, soft-modem supplier, to a leader in broadband wireless technologies. Prior to joining PCTEL, in 1980 Mr. Singer began his career in telecommunications at Bell Laboratories, subsequently moving onto product management positions at AT&T and Tellabs. From 1990 through 1997 he led the Wireless Local Loop division with Motorola’s Cellular Infrastructure Group and was responsible for licensing Motorola’s valuable GSM patents worldwide. From December 1997 to August 2000, Mr. Singer served as President and Chief Executive Officer of SAFCO Technologies, a wireless communications company. He left SAFCO in August 2000 after its sale to Agilent Technologies. Mr. Singer earned his Bachelor of Arts degree at the University of Michigan, and a Master of Arts degree and Ph.D. in Experimental Psychology at Vanderbilt University. Mr. Singer serves as Vice-Chairman of TechAmerica’s Midwest Council and is a Commissioner on Illinois’ Economic Recovery Commission, appointed to that position by the Governor of Illinois in November, 2009. He also served on the Standing Advisory Group for the Public Company Accounting Oversight Board, the organization established by Congress to provide oversight to the implementation of the Sarbanes-Oxley Act. In March 2009, Mr. Singer was appointed a member of the Board of Directors of Westell Technologies, Inc., a leading provider of broadband products, gateways and conferencing services, also serving as Chairman of their Compensation Committee. In 2006, Mr. Singer was appointed to the Board of Directors of ISCO International, a provider of spectrum conditioning solutions to wireless and cellular providers worldwide, where he also chaired the Compensation Committee until he left the board in 2007. Mr. Singer has 8 patents in telecommunications and has written numerous articles and lobbies on issues relating to U.S. competitiveness, corporate governance and telecommunications. Mr. Singer is a seasoned industry expert with strong knowledge of the company’s business and technology. He provides expertise in business strategy, intellectual property, strategic alliances and business technology.

PROPOSAL #2

AMENDMENT AND RESTATEMENT OF 1997 STOCK PLAN

The stockholders are being asked to approve an amendment and restatement of the PCTEL, Inc. 1997 Stock Plan (the “1997 Stock Plan”), including an increase in the number of shares reserved for issuance under the 1997 Stock Plan and certain other amendments as described below. The Board of Directors has approved the proposed amendment and restatement of the 1997 Stock Plan, subject to, and effective as of, approval from the stockholders at this 2010 annual meeting. If the stockholders approve the amendment and restatement of the 1997 Stock Plan, it will replace the current version of the 1997 Stock Plan. If the 1997 Stock Plan is approved, no further awards will be made under the 2001 Nonstatutory Stock Option Plan (the “2001 Plan”), but it will continue to govern awards previously granted thereunder. If the stockholders do not approve the 1997 Stock Plan, the current 1997 Stock Plan and 2001 Plan will remain in effect through the remainder of their respective terms. Approval of the 1997 Stock Plan requires the affirmative vote of the holders of a majority of the shares of the company’s common stock that are present in person or by proxy and entitled to vote at this 2010 annual meeting.

The Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board of Directors believes that plans such as the 1997 Stock Plan increase the company’s ability to achieve this objective, especially, in the case of the 1997 Stock Plan, by allowing for several different forms of long-term incentive awards, which the Board of Directors believes will help the company to recruit, reward, motivate and retain talented personnel.

In order to better manage and control the amount of PCTEL common stock used for equity compensation, the Board of Directors adopted a Burn Rate Policy for fiscal years 2010, 2011 and 2012. The Burn Rate Policy will require the company to limit the number of shares that are granted subject to stock awards over the three-year period to an annual average of 5.15% of outstanding PCTEL common stock (which is equal to the average of the median burn rate plus one standard deviation for the 2009 and 2010 calendar years for Russell 3000 companies in our Global Industry Classification Standards Peer Group (4520 Technology Hardware & Equipment), as published by Institutional Shareholder Services in 2009). The annual burn rate will be calculated as (i) the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards) granted under the 1997 Stock Plan in a fiscal year and the number of shares subject to performance units and performance shares that are paid out during such fiscal year divided by (ii) the weighted average number of shares used for calculating basic earnings per share for such fiscal year, both as reported in the company’s SEC filings. Solely for purposes of applying the burn rate analysis to the number of shares granted in a year, each share subject to a full value award (i.e., restricted stock, restricted stock unit, performance shares and any other award that does not have an exercise price per share equal to the per share fair market value of the company’s common stock on the grant date) will count as equivalent to 2.0 shares. This limitation shall not apply to awards (a) settled in cash as opposed to the delivery of shares of common stock, (b) sold under an employee stock purchase plan, or (c) assumed or substituted in acquisitions.

The 1997 Stock Plan is also designed to allow the company to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the 1997 Stock Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights, and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the 1997 Stock Plan to qualify as “performance-based” within the meaning of Code Section 162(m) (“Section 162(m)”), the 1997 Stock Plan limits the sizes of such awards as further described below. By approving the 1997 Stock Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 1997 Stock Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the awards described below.

Changes Being Made To The Plan

The following is a summary of the material changes being made to the 1997 Stock Plan:

•	Stockholders are being asked to approve an increase of 1,700,000 shares of common stock to be authorized for issuance under the 1997 Stock Plan. The 1997 Stock Plan as amended provides that the maximum number of shares that may be issued under the 1997 Stock Plan after the effective date of the amendment is equal to the sum of (i) 2,724,798 shares, plus (ii) any shares returned (or that would have otherwise returned) to the 1997 Stock Plan on or after the date of approval of the amendment and restatement as a result of the 1997 Stock Plan’s lapsed share and share counting provisions, plus (iii) any shares returned (or that would have otherwise returned) to the 1998 Director Option Plan (the “Director Plan”) or to the 2001 Plan on or after the date of approval of the amendment and restatement of the 1997 Stock Plan as a result of termination of options or repurchase of shares issued under the Director Plan or the 2001 Plan. As of March 31, 2010 under the 1997 Plan the maximum aggregate number of shares available for future grants was 1,024,798. In addition, under all plans there were an aggregate 1,719,474 unvested restricted shares outstanding and outstanding options to purchase 1,939,959 shares. The weighted average exercise price of these options is $9.31 and the weighted average remaining term is 4.38 years.

•	PCTEL recognizes that depleting the 1997 Stock Plan’s share reserve by granting awards other than stock options and stock appreciation rights potentially makes the 1997 Stock Plan more costly to the stockholders. Accordingly, in order to address potential stockholder concerns, each award other than a stock option or stock appreciation right will count against the 1997 Stock Plan’s share reserve as 1.78 shares for every one share subject to such award.

•	The 1997 Stock Plan provides that if a stock appreciation right is settled in shares, the gross number of shares covered by the award will cease to be available under the 1997 Stock Plan.

•	The 1997 Stock Plan will prohibit repricings and/or buyouts of options and stock appreciation rights unless stockholder approval is obtained.

•	The 1997 Stock Plan will allow the Administrator (as defined herein) to allow a program where participants may voluntarily surrender existing stock options without consideration and such participants will remain eligible to receive their respective ordinary course equity grants in the next grant cycle. As of April 28, 2010, 294,000 stock options have been committed to be surrendered if this program is approved by stockholders and we have no current plans to approach other participants to surrender stock options.

•	The 1997 Stock Plan provides that all grants of stock options and stock appreciation rights granted after the effective date of the amendment will have a maximum term of 7 years.

•	The 1997 Stock Plan prohibits the implementation of an award transfer program without the consent of the stockholders.

•	The 1997 Stock Plan has been drafted to include limitations to the number of shares that may be granted on an annual basis through individual awards. Additionally, specific performance criteria have been added to the 1997 Stock Plan so that the Administrator may establish performance objectives upon achievement of which certain awards will vest or be issued, which in turn will allow PCTEL to receive income tax deductions under Section 162(m).

The Board of Directors believes strongly that the approval of the amended and restated 1997 Stock Plan is essential to the company’s continued success. In particular, the Board of Directors believes that the company’s employees are its most valuable assets and that the awards permitted under the 1997 Stock Plan are vital to the company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the company competes. Such awards also are crucial to the company’s ability to motivate employees to achieve its goals.

Vote Required And Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of PCTEL common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE 1997 STOCK PLAN.

Summary of The 1997 Stock Plan, as Amended and Restated

The following is a summary of the principal features of the amended and restated 1997 Stock Plan and its operation. The summary is qualified in its entirety by reference to the 1997 Stock Plan itself set forth in Appendix A.

The 1997 Stock Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares, (vi) performance units, (vii) dividend equivalents, and (viii) other stock or cash awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the 1997 Stock Plan include employees, directors and consultants who provide services to PCTEL and its affiliates. As of April 15, 2010, approximately 150 employees, directors and consultants would be eligible to participate in the 1997 Stock Plan.

Number of Shares of Common Stock Available Under the 1997 Stock Plan.  The maximum aggregate number of shares that may be awarded and sold under the 1997 Stock Plan after the effective date of the amendment and restatement is equal to the sum of (i) 2,724,798 shares, plus (ii) any shares returned (or that would have otherwise returned) to the 1997 Stock Plan on or after the date of approval of the amendment and restatement of the 1997 Stock Plan as a result of the 1997 Stock Plan’s lapsed share and share counting provisions, plus (iii) any shares returned (or that would have otherwise returned) to the Director Plan on or after the date of approval of the amendment and restatement of the 1997 Stock Plan as a result of termination of options or repurchase of shares issued under the Director Plan. The shares may be authorized, but unissued, or reacquired common stock.

Shares subject to Awards other than options or stock appreciation rights will count against the 1997 Stock Plan’s share reserve as 1.78 shares for each share subject to such award. If shares acquired pursuant to Awards other than options or stock appreciation rights are forfeited or repurchased by PCTEL and would otherwise return to the share reserve as described above, then 1.78 times the number of shares forfeited or repurchased will return to the share reserve.

If PCTEL declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Board of Directors will proportionately adjust (i) the shares covered by an outstanding Award, (ii) the number of shares available for issuance under the 1997 Stock Plan, (iii) the number and price of shares subject to outstanding Awards, and (iv) the number of shares specified as per-person limits on Awards, as appropriate, to reflect the change.

Administration of the 1997 Stock Plan.  The Board of Directors or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board of Directors will administer the 1997 Stock Plan. To make grants to certain of the officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. The committee members must also qualify as “outside directors” under Section 162(m) (so that PCTEL can receive a federal tax deduction for certain compensation paid under the 1997 Stock Plan). Subject to the terms of the 1997 Stock Plan, the Board of Directors or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the 1997 Stock Plan and outstanding Awards. The Board of Directors or other committee administering the 1997 Stock Plan is referred to below as the “Administrator.”

Notwithstanding the foregoing, the Administrator may not modify or amend an option or stock appreciation right to reduce the exercise price of such option or stock appreciation right after it has been granted (except pursuant to the 1997 Stock Plan’s adjustment provisions described above) nor may the Administrator cancel any outstanding option or stock appreciation right and replace it with any other Award with a lower exercise price, unless, in either case, such action is approved by the PCTEL stockholders. Also, if approved in advance by PCTEL’s stockholders, the Administrator may offer to buy out an option or a stock appreciation right.

Notwithstanding anything in the 1997 Stock Plan to the contrary, the Administrator may allow a program where participants may voluntarily surrender existing options without consideration and such participants will remain eligible to receive their respective ordinary course equity grants in the next grant cycle. Any shares subject to such a voluntary surrender program will not become available for future grant or sale under the 1997 Stock Plan.

Options.  The Administrator is able to grant nonstatutory stock options and incentive stock options under the 1997 Stock Plan. The Administrator determines the number of shares subject to each option, although the 1997 Stock Plan provides that a participant may not receive options for more than 300,000 shares in any fiscal year, except in connection with his or her initial service as an employee, in which case he or she may be granted an option to purchase up to an additional 150,000 shares.

The Administrator determines the exercise price of options granted under the 1997 Stock Plan, provided the exercise price must be at least equal to the fair market value of the common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of outstanding PCTEL stock must be at least 110% of the fair market value of the common stock on the grant date.

For grants occurring on or following the approval of the amendment and restatement of the 1997 Stock Plan, the term of an option may not exceed 7 years, except that, with respect to any participant who owns 10% of the voting power of all classes of the company’s outstanding capital stock, the term of an incentive stock option may not exceed 5 years.

After a termination of service with PCTEL, a participant will be able to exercise the vested portion of his/her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his/her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability.

Stock Appreciation Rights.  The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. PCTEL can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 1997 Stock Plan. The Administrator, subject to the terms of the 1997 Stock Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 1997 Stock Plan, provided, however, that the exercise price will not be less than 100% of the fair market value of a share on the date of grant. For grants occurring on or following the approval of the amendment and restatement, the term of a stock appreciation right may not exceed 7 years. No participant will be granted stock appreciation rights covering more than 300,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 150,000 shares in connection with his or her initial service as an employee with PCTEL or its affiliates.

After termination of service with PCTEL, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock.  Restricted stock are shares of PCTEL common stock which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals, or on the passage of time subject to the participant’s continued service as an employee with PCTEL. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. On the date set forth in the Award agreement, the restricted stock for which restrictions have not lapsed will revert to PCTEL and again will become available for grant under the 1997 Stock Plan.

The Award agreement will generally grant PCTEL a right to repurchase or reacquire unvested shares upon the termination of the participant’s service with PCTEL for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 150,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 75,000 shares of restricted stock in connection with his or her initial service as an employee with PCTEL or its affiliates.

Restricted Stock Units.  Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 1997 Stock Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to PCTEL.

The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of PCTEL, no participant may be granted more than 150,000 restricted stock units, except that the participant may be granted up to an additional 75,000 restricted stock units in connection with his or her initial employment with PCTEL or its affiliates.

Performance Units and Performance Shares.  The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, after the grant of performance units or shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares.

During any fiscal year, no participant will receive performance units having an initial value greater than $500,000. In addition, no participant will receive more than 150,000 performance shares during any fiscal year, except that a participant may be granted up to an additional 75,000 performance shares in connection with his or her initial employment with PCTEL. Performance units and performance shares will have an initial value equal to the fair market value of a share of the company’s common stock on the date of grant.

Dividend Equivalents.  The Administrator may, in its discretion, include in any award agreement a dividend equivalent right entitling the participant to receive amounts equal to the dividends that would be paid, during the time any such Award is outstanding, on the shares of common stock covered by such Award as if such shares were then outstanding. The participant of a dividend equivalent right will have only the rights of a general unsecured creditor until payment of such amount is made as specified in the applicable Award agreement.

Performance Goals.  The granting or vesting of Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the 1997 Stock Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on equity; return on net assets; return on sales, revenue, sales growth; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of PCTEL as a whole or in part by functional responsibility of PCTEL and may be measured relative to a peer group or index.

Awards to Outside Directors.  Generally, on the date one first becomes a non-employee director (“Outside Director”), such Outside Director will automatically receive restricted stock with an aggregate fair market value of $50,000. Subsequently, on the date of each annual meeting, each Outside Director receives a grant of restricted stock with an aggregate fair market value of $35,000, subject to either re-election to the board at such meeting or continued service as a director. Outside directors who serve as members or chairs of committees receive additional service awards of restricted stock with aggregate fair market value as follows: (i) audit committee member, $5,000; (ii) audit committee chair, $10,000; (iii) compensation committee member, $5,000; (iv) compensation committee chair, $9,000; (v) nominating and governance committee member, $5,000; (vi) nominating and governance committee chair, $7,000; and (vi) lead director, $10,000. The terms of automatic awards to Outside Directors are as follows: (a) first awards vest annually over 3 years, subject to continued service as a director and (b) subsequent awards and additional service awards are not subject to any time-based or other similar restrictions.

Transferability of Awards.  Awards granted under the 1997 Stock Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant. The 1997 Stock Plan prohibits the implementation of an award transfer program without the consent of the stockholders.

Change in Control.  In the event of a change in control of PCTEL, absent any contractual agreement to the contrary, each outstanding Award, other than Awards that vest or are paid-out based upon the satisfaction of performance goals, will be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Awards, the participant will fully vest in and have the right to exercise all of his/her outstanding non-performance based Awards, including shares as to which such Awards would not otherwise be vested or exercisable, and all non-performance based restrictions on restricted stock will lapse. With respect to any restricted stock, restricted stock unit, performance share, performance unit, other performance-based Award or any Award under the Retention Plan which is not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. If the change in control occurs during a performance period, the participant will receive a pro-rated amount of the performance-based Award based on the amount of time he/she was a service provider during the performance period before the change in control. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the Award will be fully vested and exercisable for 15 days from the date of such notice, and the Award will terminate upon the expiration of such period.

With respect to Awards granted to Outside Directors, in the event of a change in control of PCTEL, the Outside Director will fully vest in and have the right to exercise all of his or her Awards, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. Each Outside Director will receive payment of a pro-rated amount of the performance shares, performance units, or other performance-based Award that would have actually been earned had the Outside Director remained a service provider through the end of the performance period based on the amount of time the Outside Director was a service provider during the performance period before the change in control.

Amendment and Termination of the 1997 Stock Plan.  The Administrator will have the authority to amend, alter, suspend or terminate the 1997 Stock Plan, except that stockholder approval will be required for any amendment to the 1997 Stock Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 1997 Stock Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and PCTEL. The 1997 Stock Plan will terminate in 2020, unless the Administrator or the Board of Directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the 1997 Stock Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to Awards granted under the 1997 Stock Plan during the last fiscal year, and (b) the average per share exercise price or value of such Awards. As of April 19, 2010, the fair market value of PCTEL’s common stock is $6.80.

Awards Granted for the Fiscal Year Ended December 31, 2009

				Value of
				Shares of
	Number of	Average	Number of	Restricted
Name of Individual or	Options	Per Share	Shares of	Stock
Group	Granted	Exercise Price	Restricted Stock	($)

Martin H. Singer Chief Executive Officer	—	—	100,712	684,842
John W. Schoen Chief Financial Officer	—	—	48,761	331,575
Jeffrey A. Miller V.P. and General Mgr. Antenna Products Group	—	—	53,818	365,962
Robert Suastegui V.P. and General Mgr. Global Sales	—	—	39,924	271,483
Luis Rugeles V.P. and General Mgr. RF Solutions Group	—	—	58,616	398,589
All Executive Officers as a group	—	—	301,831	2,052,451
All Directors that are not Executive Officers	—	—	43,784	297,731
All Employees that are not Executive Officers	—	—	474,128	3,224,070

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and PCTEL of Awards granted under the 1997 Stock Plan. Tax consequences for any particular individual may be different.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, PCTEL will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by PCTEL for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to PCTEL with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights.  In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of PCTEL common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards.  There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards.  A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or non-restricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Dividend Equivalent Awards.  A participant generally will recognize ordinary compensation income each time a dividend is paid pursuant to the dividend equivalent rights Award equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

Tax Effect for PCTEL.  PCTEL generally will be entitled to a tax deduction in connection with an award under the 1997 Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

Section 409A.  Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 1997 Stock Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND PCTEL WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 1997 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL #3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the company’s financial statements for the fiscal year ending December 31, 2010. This appointment is being presented to the stockholders for ratification at the 2010 annual meeting of stockholders.

Before selecting Grant Thornton LLP as the independent registered public accounting firm for the company for fiscal year 2010, the Audit Committee carefully considered the firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that Grant Thornton LLP’s independence will not be impaired.

Grant Thornton LLP has been conducting independent audits of the company’s financial statements since May 2006. Representatives of Grant Thornton LLP are expected to be present at the 2010 annual meeting of stockholders. They will have the opportunity to address the audience at the meeting, and will be available to answer appropriate questions from stockholders.

Summary of Fees

The following table summarizes the approximate aggregate fees billed to the company or expected to be billed to the company by Grant Thornton LLP for the company’s 2009 and 2008 fiscal years:

	Fiscal Year 2009	Fiscal Year 2008
Type of Fees	($)	($)

Audit Fees(1)	637,515	702,346
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	23,000
All Other Fees(4)	1,500	1,500

Total Fees	639,015	726,846

(1)	Audit Fees — These are fees for professional services for the 2009 and 2008 fiscal years. The professional services provided included auditing the company’s annual financial statements, reviewing the company’s quarterly financial statements and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the company’s financial statements that are not reported as “Audit Fees” above. For the 2009 and 2008 fiscal years, no services that fell within this category were performed.

(3)	Tax Fees — These are fees for professional services related principally to tax preparation services and tax consultation services. For the 2009 fiscal year, no services that fell within this category were performed.

(4)	All Other Fees — These are fees for permissible services that do not fall within the above categories.

Pre-Approval of Independent Auditor Services and Fees

The Audit Committee reviewed and pre-approved all audit and non-audit fees for services provided to the company by Grant Thornton LLP and has determined that the firm’s provision of such services to the company during fiscal year 2009 is compatible with and did not impair Grant Thornton LLP’s independence. It is the practice of the Audit Committee to consider and approve in advance all auditing and non-auditing services provided to the company by the independent registered public accounting firm in accordance with the applicable requirements of the SEC.

Vote Required and Recommendation

Stockholder ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the company is not required by the company’s bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. Notwithstanding the selection by the Audit Committee of Grant Thornton LLP or stockholder ratification of that selection, the Audit Committee may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the company and the stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

The affirmative vote of the holders of a majority of the shares of the company’s common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

The Board of Directors recommends that stockholders vote “FOR” the ratification of Grant Thornton LLP as the company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

Board and Committee Meetings

The Board of Directors held a total of nine meetings during fiscal 2009, which includes two subcommittee meetings. Each of the two subcommittees was formed by the Board of Directors on an ad hoc basis and was comprised of three members, including the Chairman of the Board. The subcommittee’s task in each case was to assure that the final terms of an acquisition satisfied the conditions approved by the full Board of Directors and to give final approval of the transaction to management.

The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The members of each of the committees are listed in the table below. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee meets the Nasdaq independence requirements. The Board of Directors has determined that Mr. Thomsen qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC, and that all members of the Audit Committee meet the Nasdaq financial literacy requirements. During 2009, each of the directors attended at least 75% of the total number of meetings of the Board of Directors and any committee on which such director served.

				Meetings
				Held in
			Date Current Written	Fiscal
Committee	Members During Fiscal 2009	Committee Functions	Charter Adopted	2009

Audit	Carl A. Thomsen (Chair) Steven D. Levy Giacomo Marini	• Selects the independent auditors • Oversees the internal financial reporting and accounting controls • Consults with and reviews the services provided by the independent auditors	Originally adopted August 1999; last amended November 2008	9
Compensation	Richard C. Alberding (Chair) Brian J. Jackman John R. Sheehan	• Reviews and recommends to the Board of Directors the compensation and benefits of the Chief Executive Officer	Originally adopted August 1999; last amended May 2007	7
		• Reviews and approves compensation and benefits of the other executives and senior management
		• Establishes and reviews general policies relating to the compensation and benefits of the employees
Nominating and Governance	John R. Sheehan (Chair) Brian J. Jackman	• Assists the Board of Directors in identifying and selecting prospective director nominees for the annual meeting of stockholders	Originally adopted February 2004; last amended September 2009	4

•   Reviews and makes recommendations on matters regarding corporate governance, composition of the Board of Directors, evaluation and nominations, committees of the Board of Directors and conflicts of interest

		• Establishes, maintains and improves corporate governance guidelines

A copy of each charter for the committees of the Board of Directors is available on the website located at www.pctel.com in the “Investor Relations” section under “Corporate Governance”.

Mr. Jackman is currently the lead independent director of the Board of Directors (“Lead Independent Director”). As Lead Independent Director, his principal responsibilities are (i) working with the Chairman and Chief Executive Officer and the other members of the Board of Directors to set the agenda for each meeting of the Board of Directors, (ii) serving as a liaison for communications between the Board of Directors and the Chief Executive Officer, (iii) acting as the chair for executive sessions held at regularly scheduled meetings of the Board of Directors, and (iv) consulting with the General Counsel regarding communications received from the stockholders.

Board Leadership Structure

The Board of Directors believes that their familiarity with the company, their insight into the industries in which the company is engaged, and their knowledge of the challenges and opportunities arising in this evolving economy place the Board of Directors in the best position to determine the optimal leadership structure for the company. The Board of Directors has determined that combining the role of Chairman of the Board and Chief Executive Officer is the optimal structure for the company at this time. Mr. Singer, who currently fills both roles, commenced his involvement with the company as a Director on the company’s Board in 1999, became the non-executive Chairman of the Board in February 2001, and subsequently became the Chief Executive Officer in October 2001. The Board of Directors believes that the stockholders are best served by Mr. Singer retaining both roles, thereby unifying the leadership and direction of the Board with the management of the company, and enabling the company to move decisively to meet challenges and maximize opportunities for growth. The Board of Directors maintains independent and effective oversight of the company’s business through the strong leadership provided by the Lead Independent Director and the Board committees, and through the composition of the Board, with all directors other than the Chairman being independent directors.

Independence

Currently the Board of Directors has seven members. The Board of Directors has determined that the six non-employee directors are “independent directors” based on the Nasdaq and SEC standards for independence. Only independent directors may serve on the Audit, Compensation and Nominating and Governance Committees.

In determining the independence of the directors, the Board of Directors affirmatively decides whether a non-employee director has a relationship that would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of being a director. In coming to that decision, the Board of Directors is informed of the Nasdaq and SEC rules that disqualify a person from being considered as independent, considers the responses to an annual questionnaire from each director, and reviews the applicable standards with each member of the Board of Directors.

Risk Management

The Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of the full Board of Directors, the officers are responsible for the day-to-day management of the material risks that PCTEL faces. In its oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board of Directors in setting the company’s business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for PCTEL. The full Board of Directors regularly receives updates from management and outside advisors regarding certain risks facing the company, including litigation and various operating risks.

In addition, committees of the Board of Directors each oversee certain aspects of risk management. For example, the Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations and enterprise risks; the Compensation Committee oversees risks related to compensation policies and practices; the Compensation Committee and Audit Committee meet at least once annually in a joint session to discuss issues of risk management; and the Nominating and Governance Committee oversees governance related risks, such as board independence and conflicts of interest, as well as management and director succession planning. The committees report their findings to the full Board of Directors.

Senior management attend, as needed, Board of Directors and committee meetings and are available to address any questions or concerns raised by the Board on risk management-related and any other matters. Annually, the Board of Directors holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for PCTEL.

Director Nomination Process

Stockholder Recommendations and Nominations.

It is the policy of the Nominating and Governance Committee to consider director candidates recommended by the stockholders holding on the date of submission of such recommendation at least 1% of the then outstanding shares of the common stock continuously for at least 12 months prior to such date.

Stockholders desiring to recommend a candidate for election to the Board of Directors should send their recommendation in writing to the attention of the Corporate Secretary, at the company’s offices located at 471 Brighton Drive, Bloomingdale, Illinois 60108. This written recommendation must include the information and materials required by the bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and PCTEL within the last three years and evidence of the required ownership of PCTEL common stock by the recommending stockholder. A copy of the relevant bylaw provision is available upon written request to the Corporate Secretary at the address provided above.

In accordance with the advance notice provision in the bylaws, director nominations to be considered at the next annual meeting of stockholders must be received not less than 120 days prior to the date of the proxy statement for the previous year’s annual meeting of stockholders. For purposes of the 2011 annual meeting of stockholders, director nominations must be received by December 29, 2010.

Identifying and Evaluating Nominees for Director.

The Nominating and Governance Committee uses the following procedures for identifying and evaluating any individual recommended or offered for nomination to the Board of Directors:

•	The Committee considers candidates recommended by stockholders in the same manner as candidates recommended by other sources.

•	The Committee considers the following factors in its evaluation of candidates:

-	The current size and composition of the Board of Directors.

-	The needs of the Board of Directors and its committees.

-	The candidate’s judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

-	Other factors that the Committee considers appropriate.

The Nominating and Governance Committee requires the following minimum qualifications to be satisfied by any candidate recommended or offered for nomination to the Board of Directors:

•	The highest personal and professional ethics and integrity.

•	Proven achievement and competence in the candidate’s field and the ability to exercise sound business judgment.

•	Skills which are complementary to those of the existing Board of Directors.

•	The ability to assist and support senior management and make significant contributions to the company’s success.

•	An understanding of the fiduciary responsibilities which are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Diversity

In evaluating the suitability of candidates for the Board of Directors, the Nominating and Governance Committee considers certain relevant factors in addition to the minimum qualifications listed above, including among other things, judgment, skill, diversity, knowledge of the communications industry, experience with businesses and other organizations of comparable size, understanding of fiduciary and governance responsibilities in publicly held companies, actual or potential conflicts of interest, number of board positions held with other companies, and the particular needs of the Board of Directors or its committees to optimize their effectiveness. The Nominating and Governance Committee considers the diversity of the candidates, and of the Board of Directors as a whole, based on factors such as business background, experience and potential contributions to the Board of Directors. The Nominating and Governance Committee attempts to ensure that the Board of Directors is comprised of individuals with experience in industries that are complementary to PCTEL’s business and others with financial and accounting experience in order to bring diverse business experience, knowledge and perspectives to the Board of Directors.

Compensation of Directors

Cash and Stock Compensation.  In 2009, the non-employee directors received an annual cash retainer of $22,500 and shares of restricted common stock equivalent to $35,000. They also received $1,500 per Board meeting attended (unless the Board meeting was conducted by teleconference, in which case directors received $1,000 for each such telephonic meeting in which they participated) and $1,000 per committee meeting attended. In addition, the non-employee directors received the following additional shares of restricted stock:

•	the chair of the Audit Committee received shares of restricted common stock equivalent to $10,000;

•	the chair of the Compensation Committee received shares of restricted common stock equivalent to $9,000;

•	the chair of the Nominating and Governance Committee received shares of restricted common stock equivalent to $7,000;

•	each other non-employee member of any of the foregoing committees received shares of restricted common stock equivalent to $5,000; and

•	the Lead Independent Director received shares of restricted common stock equivalent to $10,000.

All the grants of restricted stock to the non-employee directors, as described above, were awarded on the date of the annual meeting (i.e., June 9, 2009) and have no vesting period. The number of shares granted was based on the total dollar value divided by the closing price of the company’s common stock on Nasdaq on the date of grant.

Deferred Compensation Plan.  The non-employee directors are eligible to participate in the Board of Directors Deferred Compensation Plan. The principal purpose of the Board of Directors Deferred Compensation Plan is to provide retirement benefits and income tax deferral opportunities for the non-employee directors. The Board of Directors Deferred Compensation Plan permits the deferral of cash compensation that would otherwise be received by the non-employee directors for their service on the Board of Directors. Compensation that is deferred under the Board of Directors Deferred Compensation Plan will be paid out by the company upon the termination of a non-employee director’s service on the Board of Directors. If such termination occurs after the non-employee director has reached the age of 55, such non-employee director may elect to receive the deferred compensation in a lump sum, annually over 15 years, or over the lifetime of the non-employee director in no less than 20 guaranteed annual payments.

Deferred Stock Plan.  The non-employee directors are eligible to participate in the Board of Directors Deferred Stock Plan. The principal purpose of the Board of Directors Deferred Stock Plan is to provide retirement benefits and income tax deferral opportunities for the non-employee directors. The Board of Directors Deferred Stock Plan permits the deferral of stock option gains and restricted stock awards that would otherwise be received by the non-employee directors for their service on the Board of Directors. The shares that are deferred under the Board of Directors Deferred Stock Plan will be distributed by the company upon the termination of a non-employee director’s service on the Board of Directors.

Reimbursements.  In addition, each of the non-employee directors is reimbursed for all reasonable out of pocket expenses incurred in connection with his service on the Board of Directors.

Non-Employee Directors’ Compensation for the Fiscal Year Ended December 31, 2009

	Fees Earned
	or Paid	Stock
	in Cash	Awards(1)(2)	Total
Name	($)	($)	($)

Richard C. Alberding	39,000	44,005	83,005
Carl A. Thomsen	41,000	45,001	86,001
Steven D. Levy	41,000	40,006	81,006
Giacomo Marini	41,000	40,006	81,006
Brian J. Jackman	45,000	55,004	100,004
John R. Sheehan	44,000	47,001	91,001

(1)	The values shown reflect the fair market value of the award on the grant date.

(2)	The equity portion of the directors’ annual retainer for committee and Board membership vests on the date of the grant. At December 31, 2009, Mr. Alberding held 6,444 shares, Mr. Thomsen held 8,052 shares, Mr. Levy held 7,704 shares, Mr. Marini held 12,448 shares, Mr. Jackman held 7,816 shares, and Mr. Sheehan held 9,435 shares. At December 31, 2009, Mr. Alberding held options to purchase 72,500 shares, Mr. Thomsen held options to purchase 65,000 shares, Mr. Levy held options to purchase 35,000 shares, Mr. Marini held options to purchase 80,000 shares, Mr. Jackman held options to purchase 72,500 shares, and Mr. Sheehan held options to purchase 65,000 shares. The number of shares stated is based on the total dollar value divided by the closing price of the company’s common stock on Nasdaq as of the date of the annual meeting held on June 9, 2009.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with the independent directors may do so by sending an e-mail message to the Vice President and General Counsel at general.counsel@pctel.com. The general counsel monitors these communications, consults with the current Lead Independent Director, and provides a summary of all received messages to the Board of Directors at its regularly scheduled meetings. Where the nature of the communication warrants, the general counsel may obtain more immediate attention of the appropriate committee or the Lead Independent Director, of independent advisors or of management. The general counsel may decide whether a response to any stockholder communication is necessary.

Attendance at the Annual Meeting of Stockholders

All directors are welcome to attend the 2010 annual meeting of stockholders and it is expected that the Lead Independent Director will be in attendance. At the 2009 annual meeting of stockholders, Mr. Singer was in attendance.

Code of Ethics

In September 2009, the Board of Directors approved revisions of the company’s Code of Ethics and Business Conduct (the “Code of Ethics”) and eliminated the Code of Ethics for Principal Executive and Key Financial Officers in order to merge the two codes of ethics into a consolidated code which serves both purposes. We satisfied the disclosure required under Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics by posting such information on the company’s website at www.pctel.com in the “Code of Ethics and Business Conduct” tab in the “Investor Relations” section under “Corporate Governance”.

Compensation Committee Interlocks and Insider Participation

During 2009, none of Richard C. Alberding, John R. Sheehan, or Brian J. Jackman was an officer or employee of PCTEL while serving as a member of the Compensation Committee. In addition, no executive officer of PCTEL served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the company’s common stock as of March 31, 2010 by:

•	Each stockholder known by PCTEL to beneficially own more than 5% of PCTEL common stock;

•	Each PCTEL director, including director nominees;

•	Each named executive officer of PCTEL identified in the Summary Compensation Table on page 47; and

•	All of the PCTEL directors and executive officers as a group, including director nominees.

Beneficial ownership is determined based on the rules of the SEC. Percent of beneficial ownership is based upon 19,092,062 shares of the company’s common stock outstanding as of March 31, 2010. In addition, options for shares of common stock that are exercisable as of March 31, 2010 or will become exercisable on or before May 30, 2010 (60 days subsequent to March 31), are treated as outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person and are listed below under the “Number of Shares Underlying Options” column, but those option shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, PCTEL believes that the stockholders listed below have sole voting or investment power with respect to all shares listed beside each stockholder’s name, subject to applicable community property laws.

	Number of	Number of		Percent of
	Shares	Shares	Total Shares	Shares
	Beneficially	Underlying	Beneficially	Beneficially
	Owned	Options	Owned	Owned
Beneficial Owners	(#)	(#)	(#)	(%)

5% Stockholders
Entities affiliated with Dimensional Fund Advisors LP(1) Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	1,763,754	—	1,763,754	9.24
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	1,607,979	—	1,607,979	8.42
Royce & Associates(3) 1414 Avenue of the Americas New York, NY 10019	1,345,592	—	1,345,592	7.05
Austin W. Marxe and David M. Greenhouse(4) 527 Madison Avenue, Suite 2600 New York, NY 10022	1,131,293	—	1,131,293	5.93
Directors and Named Executive Officers
Martin H. Singer(5)	483,657	563,323	1,046,980	5.33
Jeffrey A. Miller	189,184	169,656	358,840	1.86
John W. Schoen(6)	213,823	67,000	280,823	1.47
Luis Rugeles	54,330	21,406	75,736	*
Robert Suastegui	88,252	10,938	99,190	*
Giacomo Marini(7)	12,448	72,500	84,948	*
Richard C. Alberding(8)	6,444	72,500	78,944	*
Brian J. Jackman	7,816	72,500	80,316	*
Carl Thomsen(9)	8,052	65,000	73,052	*
John R. Sheehan(10)	9,245	65,000	74,245	*
Steven D. Levy	7,704	35,000	42,704	*
All directors, director nominees and named executive officers as a group (11 persons)	1,080,955	1,214,823	2,295,778	11.31

*	Less than 1% of the outstanding shares of common stock.

(1)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 8, 2010. According to such Schedule 13G/A, Dimensional, in its capacity as an investment adviser, possesses sole dispositive control over all of such shares and sole voting power over 1,730,795 of such shares, which are held of record by its clients. Dimensional disclaims beneficial ownership of all of such shares. The Schedule 13G/A filed by Dimensional contained information as of December 31, 2009 and may not reflect current holdings of PCTEL common stock.

(2)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 29, 2010. BlackRock possesses sole dispositive control and voting power over such shares. The Schedule 13G filed by BlackRock contained information as of December 31, 2009 and may not reflect current holdings of PCTEL common stock.

(3)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Royce & Associates LLC (“R&A”) on January 26, 2010. R&A, in its capacity as an investment adviser, possesses sole dispositive control and voting power over such shares. The Schedule 13G/A filed by R&A contained information as of December 31, 2009 and may not reflect current holdings of PCTEL common stock.

(4)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Austin W. Marxe and David M. Greenhouse on February 12, 2010. According to such Schedule 13G/A, Messrs. Marxe and Greenhouse share sole voting and investment power with respect to such shares. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), which is the general partner of and investment adviser to Special Situations Cayman Fund, L.P. (“SS Cayman”). AWM also serves as the general partner of MGP Advisers Limited Partnership, which is the general partner of Special Situations Fund III QP, L.P. (“SSFQP”). Messrs. Marxe and Greenhouse are also members of SST Advisers, L.L.C., which is the general partner of Special Situations Technology Fund, L.P. (“SS Technology”) and the Special Situations Technology Fund II, L.P. (“SS Tech II”). AWM also serves as the investment adviser to SSFQP, SS Technology, and SS Tech II. Of the 1,131,293 shares of common stock, 121,129 shares are owned by SS Cayman, 712,564 shares are owned by SSFQP, 67,568 shares are owned by SS Technology, and 230,032 shares are owned by SS Tech II. The Schedule 13G/A filed by Messrs. Marxe and Greenhouse contained information as of December 31, 2009 and may not reflect current holdings of PCTEL common stock.

(5)	Includes 33,500 shares of common stock held by the Martin Singer and Andrea Singer Trust and 18 shares held by Brian Adam Singer, his son.

(6)	Includes 49,973 shares of common stock held by the John W. Schoen III Living Trust and 50,000 shares held by the Denise F. Schoen Family Trust.

(7)	Includes 34,769 shares of common stock held by the Giacomo Marini Trust.

(8)	Includes 6,444 shares of common stock held by the Richard C. Alberding Revocable Trust.

(9)	Includes 8,052 shares of common stock held by the Thomsen Family Trust.

(10)	Includes 4,080 shares of common stock held by the Two Rivers Associates LLC (“Two Rivers”). Mr. Sheehan is the Managing Director of Two Rivers.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors was formed in March 2000 and currently consists of Mr. Alberding, Mr. Sheehan and Mr. Jackman, each of whom is an independent, non-employee director of the company. The CEO and other members of management are invited from time to time by the Compensation Committee to observe and participate in Committee meetings.

The original charter of the Compensation Committee was adopted by the Board of Directors in August 1999. The Compensation Committee has reviewed the charter on an annual basis and has modified it from time to time, most recently in May 2007, to clarify the responsibilities of the Compensation Committee in recognition of the company’s corporate governance needs as well as current industry requirements and practices. The charter of the Compensation Committee is located on the company’s website (www.pctel.com). It may be found in the “Investor Relations” section under “Corporate Governance”.

The Compensation Committee maintains minutes of its meetings, and reports to the Board of Directors on at least a quarterly basis to make the Board of Directors aware of significant matters that require its attention. The Compensation Committee met a total of seven times in 2009.

Responsibilities of the Compensation Committee

Acting on behalf of the Board of Directors, the Compensation Committee’s responsibilities are outlined in its charter and include the following:

•	Reviewing the performance of the Chief Executive Officer (“CEO”);

•	Reviewing the CEO’s assessment of the performance of the other executive officers;

•	Recommending to the Board of Directors the total compensation package for the CEO and determining and approving the compensation for the other executive officers and key managers;

•	Managing enterprise risk by (i) designing an overall compensation structure that encourages sustainable growth in revenue and earnings without assuming excessive risk, and (ii) retaining the company’s human resources and avoiding the loss of executives and key managers;

•	Providing guidance with respect to the compensation philosophies and goals for all employees, including the CEO and other executive officers;

•	Administering the employee stock plans and employee stock purchase plan, including determining eligibility and the number and type of equity awards to be granted and the terms of such grants; and

•	Reviewing and recommending to the Board of Directors equity and cash compensation incentives for the outside directors on the Board of Directors.

Annual Compensation Process

The compensation of the CEO and all other executive officers and key managers is established prior to the end of the first quarter of the fiscal year. The Compensation Committee has full authority to determine the compensation of the executive officers and key managers of the company other than the CEO. The CEO’s compensation must be approved each year by the non-employee directors of the Board of Directors based on the recommendation of the Compensation Committee. In making its recommendation with respect to the CEO’s compensation, the Compensation Committee takes into consideration the results of a performance evaluation of the CEO for the preceding year. The annual evaluation of the CEO’s performance is based upon evaluation forms circulated by the Nominating and Governance Committee and completed by all non-employee directors with respect to the CEO’s performance, the business and financial performance of the company, the CEO’s success in executing the company’s near term objectives and long range strategies, and the quality of the CEO’s interaction with the Board of Directors, the management and the stockholders. At the time of this performance evaluation, the Compensation Committee solicits guidance from the Board of Directors as to the general elements that should be addressed in the CEO’s total compensation package for the upcoming year. In addition, the Chair of the Committee, as well as the Lead Independent Director, will solicit comment from the CEO in the course of the Compensation Committee’s formulation of its recommendation.

The Compensation Committee uses its independent judgment utilizing the advice of The Delves Group, the Committee’s independent compensation consultant (described in “Compensation Philosophy — Survey Data, Peer Groups and Use of Industry Benchmarking Data” below and referred to hereinafter as the “Independent Compensation Consultant”), in formulating its recommendation to the Board of Directors with respect to the CEO’s compensation. The Compensation Committee’s discussions of the elements of compensation for the CEO are conducted in closed session, typically with its Independent Compensation Consultant in attendance but with no company employees present. The CEO is not permitted to participate in the deliberations by the Board of Directors in its evaluation of the Compensation Committee’s recommendation for CEO compensation.

The Compensation Committee also establishes the compensation for the executive officers (other than the CEO) and key managers. The CEO provides significant assistance to the Compensation Committee each year and attended five of the Compensation Committee’s seven meetings in 2009. The CEO assists the Compensation Committee by providing his insights as to the individual performance of each of the other executive officers and key managers whose compensation is determined by the Compensation Committee. In addition, the CEO and the Compensation Committee review the compensation data compiled by the Independent Compensation Consultant and, consistent with such data, the company’s compensation philosophy and the individual performance of the executive officer or key manager, the CEO makes a specific recommendation for the salary, bonus and equity components of such executive officer’s or key manager’s compensation. The Committee gives significant consideration to the recommendations of the CEO although it is not required to do so. After consulting with its Independent Compensation Consultant and the CEO, the Compensation Committee, in its discretion, sets the annual compensation for the executive officers and key managers.

Compensation Philosophy

The Compensation Committee’s philosophy in setting compensation policies for executive officers and key managers is to maximize stockholder value over time. The primary goals of the executive compensation program are, therefore:

•	To closely align the interests of the executive officers and key managers with those of the company’s stockholders with the objective of enhancing stockholder value;

•	To provide such executive officers and key managers with a structured compensation package, including competitive salaries, performance-motivating cash and equity incentive programs, and benefits that embrace a balance of work and family life, and to promote for each an opportunity to advance in a rapidly growing organization;

•	To offer a collaborative workplace environment where each executive officer and key manager has the opportunity to impact the company’s long-term success;

•	To maintain a significant portion of each executive officer’s total compensation at risk and tied to the achievement of financial, corporate and functional performance goals established by the Board of Directors while managing the overall enterprise risk;

•	To offer competitive compensation opportunities that give the company the ability to attract and retain highly experienced executive officers and key managers whose skills are critical to the company’s long-term success, motivate individuals to perform at their highest level, and reward outstanding achievement; and

•	To provide increased rewards for superior individual and corporate performance, and substantially reduced or no rewards for average or inadequate performance.

It is the Compensation Committee’s practice to review at least annually all components of compensation for the executive officers and key managers to ensure that the amount and structure of total compensation for each is consistent with the compensation philosophies and objectives. Internal pay equity among the executive officers and key managers (i.e., the relationship that exists between the total compensation paid to the CEO to compensation levels paid to other executive officers and key managers) is also a factor in the Committee’s assessment of total compensation.

With these considerations in mind, the general philosophy of the Compensation Committee has been to (i) establish executive compensation at a level between the median and the 75th percentile of total direct compensation in reference to a peer group of publicly traded companies and in accordance with other competitive market information, and (ii) establish a strong correlation between the level of compensation and the financial performance of the company compared against its peer group and other companies.

Independent Compensation Consultant.  The Compensation Committee relies significantly upon the services of the Independent Compensation Consultant in applying its judgment as to appropriate levels and components of compensation for the executive officers and key managers in the company. In 2009, the Compensation Committee renewed the annual engagement of The Delves Group, an independent, Chicago-based compensation consulting firm as the Independent Compensation Consultant, to assist the Committee in establishing the company’s compensation goals and objectives, to provide relevant peer group and survey data on the compensation practices of other companies, and to advise on industry trends in executive compensation. The Committee first engaged The Delves Group in 2004 and has renewed this engagement each year. Although the fees of the Independent Compensation Consultant are paid by the company, the consultant is accountable and has direct reporting responsibility to the Compensation Committee. The Compensation Committee’s practice is to invite a representative of the Independent Compensation Consultant to attend substantially all Compensation Committee meetings. The Independent Compensation Consultant provides no services to the company other than the services it provides to the Compensation Committee.

Survey Data, Peer Groups and the Use of Industry Benchmarking Data.  An important factor in the Compensation Committee’s analysis of executive compensation, particularly as it relates to the compensation of the CEO and the other executive officers and key managers, is the use of compensation data derived from broadly available compensation surveys compiled by recognized compensation firms, as well as publicly available data from a peer group of publicly traded companies that are comparable to PCTEL. The survey data used by the Independent Compensation Consultant is derived from different databases of companies that compare to PCTEL only in general terms, including broad industry sectors and size of company.

The peer group information is designed to be more specific. The Independent Compensation Consultant, with assistance from the company’s management and guidance from the Compensation Committee, is responsible for selecting the companies that are included within this peer group and for compiling relevant executive compensation and corporate performance data. Although it is not possible to construct a group of companies with characteristics entirely similar to PCTEL, the Independent Compensation Consultant compiles data from companies that are similar in terms of industry sector, revenue level, market capitalization, operating and financial characteristics and other relevant factors.

The peer group of companies for 2010 consists of the 12 companies listed below, with 2008 revenues ranging from approximately $19 to $220 million and median 2008 revenues of approximately $104 million:

• Symmetricom	• Westell Technologies, Inc.
• Airspan Networks, Inc.	• Channell Commercial Corporation
• Clearwire Corporation	• CalAmp Corporation
• EF Johnson Technologies, Inc.	• Axesstel, Inc.
• Ditech Networks, Inc.	• LeCroy Corporation
• RELM Wireless Corporation	• Wireless Telecom Group, Inc.

All of the companies listed above were also in the peer group used by the Compensation Committee in 2009. Three companies included in the peer group in 2009 were omitted from the 2010 peer group, two due to changes in ownership making the relevant information unavailable and the other due to financial difficulties experienced by such company.

The compensation data derived from this peer group, which was ranked by amount, consisted of annual and long-term compensation amounts representing yearly averages over a three-year period. The financial performance data derived from this peer group included revenue growth, EBA (earnings before amortization) and EBA margin,

EBITD (earnings before interest, taxes and depreciation), and TSR (total shareholder return). The Independent Compensation Consultant provided a comprehensive pay-for-performance analysis in connection with the Compensation Committee’s evaluation of executive compensation, comparing levels of compensation, expressed in dollars and percentages, against both compensation and performance data contained in the survey and peer group information.

Industry benchmarking information from the survey data and the identified peer group has been equally relevant to the Compensation Committee in respect of establishing cash compensation and equity ownership levels among the executive officers and key managers. The Compensation Committee uses benchmarking information to evaluate “total compensation” of the company’s executive officers (i.e., principally salary, bonus and long-term incentives combined), and looks upon this category of information as a key measure of executive compensation.

Although peer group and industry benchmarks continue to provide the Compensation Committee with useful information, the recessionary environment in the United States and the relevant industries since the data was collected has resulted in the Compensation Committee also relying on other more current information provided by the Independent Compensation Consultant.

Principal Elements of Compensation

The principal elements included in executive compensation for the CEO, executive officers and key managers consist of:

•	annual salary;

•	annual bonus administered under the Short Term Incentive Plan;

•	long-term equity incentive awards under the 1997 Stock Plan;

•	long-term equity awards under the 2010 Long-Term Retention Plan;

•	health and medical benefits and other standard benefits; and

•	tax deferral benefits and matching contributions by the company under the Executive Deferred Compensation Plan and tax deferral benefits under the Executive Deferred Stock Plan.

Annual Salary.  The Compensation Committee uses salary as the principal element of cash compensation for the executive officers and key managers. In addition to consideration of the performance levels, experience and responsibilities of the executive officers and key managers in reviewing compensation, the Compensation Committee seeks to establish for the executive officers and key managers an annual salary that is competitive with those paid to executive officers and key managers at comparably situated companies. This element of compensation is key to the company’s ability to hire and retain executive officers and key managers.

Annual Bonuses under the Short Term Incentive Plan.  This plan is a performance-based bonus plan that awards annual cash or stock bonuses based on the achievement of corporate objectives or, for those participants not engaged solely in corporate functions, a combination of corporate and functional objectives, in each case tailored to specific growth and business goals established by management with the approval of the Compensation Committee and, with respect to the CEO, established by the Board of Directors. Executive officers and key managers are permitted to earn maximum potential bonuses expressed as a percentage of their annual salary. The bonus awarded each year is structured to be payable at lesser or greater amounts based on the company’s level of achievement of the identified performance objectives.

The Compensation Committee views the bonus component of executive compensation as its principal tool in structuring incentives designed to realize the company’s annual revenue and earnings objectives. The performance objectives that are the basis of awards under the Short Term Incentive Plan are in general tied to, or derived from, the company’s annual financial plan for the upcoming year as approved by the Board of Directors. As a result, awards under this plan tend to focus more on near term operational and financial objectives of the company. See the discussion below on page 37 under “Short Term Incentive Plan.”

Long-Term Incentives.  The company provides long-term incentives on an annual basis through the grant of restricted stock and stock options under its stock plans. The nature and terms of equity awards are determined by the Compensation Committee, based on the kinds of motivations that the Compensation Committee is seeking to establish. The Compensation Committee believes that it is important to structure a compensation package for the executive officers and key managers with a reasonable amount of compensation at risk, and accordingly has from time to time awarded stock options and performance-based restricted stock.

Because of the long range vesting arrangements that are implemented with grants of restricted stock (both service-based and performance-based shares) and stock options, as well as the potential for appreciation in the value of the company’s stock in public trading markets as the company grows, the Compensation Committee regards this element of compensation as having long-term incentive and retention value in the hands of management. In addition, since these service-based incentives are structured to vest over several years depending on the nature of the award, their incentive value to management is aligned with longer-term strategic plans.

In 2005 the Compensation Committee began using restricted stock grants instead of stock options as the principal form of long-term incentive award for the executive officers and key managers. The Compensation Committee believes that restricted stock grants (i) can be more readily adapted to performance-oriented goals and objectives than stock options; (ii) provide greater motivational benefit in the hands of the company’s management and encourage focus on longer term results; (iii) promote increasing ownership of the company’s stock by management, and (iv) serve to retain executive officers and key managers. In addition, the use of restricted stock requires substantially fewer shares to achieve the same economic incentive as a stock option, thereby permitting the company to grant smaller awards and conserve the stock reserves under the company’s stock plans. Because restricted stock grants do not require the payment of an exercise price by the recipient, they have inherently greater value to the recipient.

Stock Ownership Guidelines

In order to align further the interests of the company’s executives with the interests of the stockholders, in March 2010 the Board of Directors adopted a policy prescribing ownership levels of PCTEL stock. The CEO is required to maintain PCTEL stock with a value equal to twice his annual salary and each other officer of the company reporting his/her stock ownership pursuant to Section 16 of the Securities and Exchange Act of 1934 is required to maintain PCTEL stock with a value equal to his/her annual salary. All officers of the company to whom this requirement applies will have an initial period of three years to achieve compliance.

Under the insider trading policy adopted by the company at the time of the initial public offering in 1999 and amended in October 2002 and December 2007, insiders are prohibited from trading in PCTEL’s common stock while in possession of material non-public information. To obviate the possibility of hedging the economic risk of ownership, this prohibition extends to trading in derivative securities of the company, including any put or call options.

Equity Incentive Plans and Terms of Grant

The company has traditionally provided long-term incentives to its executive officers and key managers through the grant of restricted stock and stock options under the 1997 Stock Plan. This Plan was approved by the stockholders at the time it was originally adopted in 1997; in 2006 material amendments to the 1997 Stock Plan (including an increase in the reserve of shares for issuance under the 1997 Stock Plan) were approved by the stockholders; on August 20, 2008 non-material modifications were made to the 1997 Stock Plan, effective January 1, 2009, to comply with regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and to amend the Board of Directors’ compensation. The company is currently seeking stockholder approval of an amendment and restatement of the 1997 Stock Plan to, among other things, increase the reserve of shares under the Plan. (See Proposal #2 on page 10 for additional details.) In addition to the traditional long-term incentives provided through the 1997 Stock Plan, the company has adopted a Retention Plan for the named executive officers and certain key managers that has both performance-based and service-based components in order to create a strong retention inducement closely tied to performance. The Retention Plan is also provided through the 1997 Stock Plan.

Material Terms of Stock Option Grants.  Stock options granted to employees under the current 1997 Stock Plan have a term of 10 years and are exercisable over time, typically over a period of 48 months from the date of grant, subject to the continued employment of the recipient; however, stock options will have a term of seven years if Proposal #2 is approved by the stockholders. Under this 48-month exercisability schedule, there is a one year “cliff” period at the conclusion of which 25% of the shares subject to the option grant become exercisable; thereafter, the remaining option shares become exercisable in equal monthly increments over the balance of the four-year vesting period. All stock option grants made to the company’s employees, including officers, have an exercise price equal to the fair market value of the common stock on the date of grant, based on the trading price of the company’s common stock as reported by Nasdaq. The Compensation Committee and the Board of Directors have determined, as a matter of policy, that all stock option grants under the 1997 Stock Plan will be non-statutory options for federal tax purposes. A non-statutory option is taxable to the recipient upon exercise of the option to the extent that the fair market value of the stock on the exercise date exceeds the exercise price.

Because the economic value of a stock option to the employee is dependent upon an increase in the trading price of the common stock above the exercise price of the option, this portion of an employee’s compensation is directly aligned with an increase in stockholder value. If the trading price of the stock falls below the exercise price of the stock option, as has happened from time to time in respect of company stock option grants, then the stock option may lose its incentive value to the recipient. The Compensation Committee has never repriced previously granted stock options where the trading price of the stock is less than the exercise price, and the 1997 Stock Plan expressly prohibits the repricing of previously granted awards.

Material Terms of Service-Based Restricted Stock Grants.  Restricted stock grants typically vest in equal annual increments over four years from the date of grant, subject to the continued employment of the recipient. In some cases, restricted stock grants have been made with shorter vesting periods (two or three years) depending on the purpose for which they have been awarded, and in some cases restricted stock grants vest only at the end of a defined period (“cliff vesting”). Unlike stock options, as restricted stock grants vest there is no exercise price to be paid to enable the recipient of the grant to realize the value of the stock at the vesting date. As a result, even though the stock price of the company may drop below the price of the stock on the grant date of the restricted share, the share continues to hold residual value in the hands of the recipient. The fair market value of the restricted stock as it vests (based on the trading price of the stock) represents taxable gain to the employee at that time. The company requires the employee recipients to meet their statutory tax withholding obligations on each vesting date through the delivery of their vested shares net of the number of shares used to satisfy the withholding obligation.

Material Terms of Performance-Based Restricted Stock Grants.  In 2007 and 2008 the Compensation Committee awarded performance-based restricted stock grants to the CEO and the other named executive officers as an element of executive compensation; however, the Compensation Committee did not grant any performance-based restricted stock in 2009 due to the difficulty in long-term forecasting for that period. In 2010 the Compensation Committee did not award any restricted shares based solely on performance, but granted restricted share awards under the Retention Plan described below which have both a performance-based and service-based component. The principal terms of the performance-based incentive grants are summarized below on page 41 under “Long-Term Equity Incentives: Service-Based Stock Options and Service-Based and Performance-Based Restricted Stock”.

Material Terms of Long-Term Retention Plan.  For the past several years the Compensation Committee has reviewed various programs relating to retention of the executive team and in March 2010 the Compensation Committee adopted a Long-Term Retention Plan (the “Retention Plan”) to address both its concern regarding retention of certain executives and key managers given the reduction in salary and bonuses over the past few years despite focused and productive efforts by such executives and key managers, and its desire to drive revenue growth in this recessionary environment. The Retention Plan is structured with a performance-based restricted stock grant and a service-based vesting period. The performance-based restricted stock will be earned by the participants only if the company reaches or exceeds 14% revenue growth over its 2009 annual revenue. The amount of restricted stock earned is based upon the company’s actual annual 2010 revenue. See “Long-Term Equity Incentives: Service-Based Stock Options and Service-Based and Performance-Based Restricted Stock — 2010 Long-Term Incentives for the CEO” and “— 2010 Long-Term Incentives for Other Named Executive Officers” for the amount of restricted stock earned at different levels of annual revenue. Once earned, the restricted stock cliff vests on one of two future dates

(i.e., four years or seven years after the date of grant, each inclusive of the performance period) based upon the Compensation Committee’s approximation of estimated tenure. By combining performance and service components in the Retention Plan, the Compensation Committee intends to reward performance and encourage retention. The Retention Plan was adopted by the Board of Directors as a one-year program and may be re-adopted, modified or abandoned in 2011.

Accounting.  The company records a compensation charge equal to the value of each equity incentive award on the date of grant in accordance with FASB ASC Topic 718.

Administrative Protocols for the Grant of Equity Incentives

Board and Committee Authority for Stock Option and Restricted Stock Grants.  Consistent with the provisions of the company’s stock plans, the responsibility for the administration of the stock plans, including the grant of equity incentives under the plans, is conferred upon the Board of Directors, or a committee of the Board of Directors. The Board of Directors has delegated to the Compensation Committee the authority to serve as administrator of the company’s stock plans.

The Compensation Committee adheres to the following protocols in the grant of equity incentive awards to the company’s employees, including executive officers and key managers:

•	The Compensation Committee has delegated to the Chair of the Committee (currently Mr. Alberding) the authority to formally approve award grants to new and continuing non-officer employees recommended by the CEO or the Vice President of Corporate Resources. This delegation is not exclusive; the Compensation Committee retains the right to formally approve award grants as well. Equity awards approved by the Chair of the Committee are based on a matrix of equity incentive ranges reviewed and approved by the Compensation Committee from time to time for non-officer employees based on title, job responsibility, seniority and other factors. The vesting commencement date of awards for new employees is the commencement date of employment; for continuing employees, it is the date of grant.

•	Stock options or other equity incentive awards that are granted to senior managers and vice presidents of the company, not including the CEO, are authorized by the Compensation Committee.

•	Incentive grants for the CEO require the approval of the Board of Directors, taking into consideration the recommendation of the Compensation Committee.

Administrative Protocols in Stock Option and Restricted Stock Grants.  The company adopted a Statement of Administrative Policy in November 2006, codifying approved procedures in respect of award grants under the 1997 Stock Plan and the 2001 Nonstatutory Stock Option Plan, as amended and restated on November 7, 2008, which the company uses to make awards to non-officer employees (“2001 Stock Plan”). This policy is administered by the Compensation Committee. The key elements of the policy are as follows:

•	The meeting date of the Compensation Committee or the Board of Directors, as the case may be, is the grant date of any approved award, unless the Compensation Committee or Board of Directors expressly identifies a future date as the grant date of the award (discussed below).

•	Where a written consent of the Compensation Committee or the Committee Chair is used to approve an equity award, the date of the last signature required on the consent, or the date of the signature of the Committee Chair, as applicable, constitutes the date of the award.

•	Award grant documentation is dated as of the grant date.

•	Where a stock option or other award is required to be priced at the fair market value of the underlying stock, the closing price of the stock as reported by Nasdaq on the grant date is selected to represent that value.

•	Neither the Compensation Committee nor the Board of Directors will authorize a grant of stock options or other equity incentive awards (with the exception noted in the paragraph below) to executive officers or key managers during a quarterly “quiet period”. A “quiet period” is the time during which the executive officers and key managers of the company may be presumed to be in possession of non-public information concerning the financial performance of the company, beginning with the close of the market on the last trading day of the first full week of the last month of each fiscal quarter (but no later than the close of the tenth calendar day of such month), and continuing until the open of the market on the third trading day following the date of the company’s public release of earnings and other financial information for a particular fiscal quarter or year end. If stock options or other equity incentive awards (with the exception noted in the paragraph below) for individuals in this group are authorized by the Compensation Committee or the Board of Directors during such a “quiet period”, the Compensation Committee or Board of Directors will identify a future date as the grant date of the award, and will identify the reported closing price of the common stock on the future grant date as the fair market value of the award. This future grant date typically falls on the third day following the company’s earnings release for the financial period.

•	Where performance shares or restricted stock awards that are not dollar-denominated are approved, a grant date during a quarterly “quiet period” is permitted, since these awards are not price-sensitive on the date of grant. When the company pays bonuses to executive officers and key managers under the Short Term Incentive Plan in shares of stock rather than cash, these grants are dollar-denominated, and, therefore, have been awarded subject to a future grant date corresponding with the third day following the company’s quarterly earnings release.

•	The 1997 Stock Plan and 2001 Stock Plan provide that the reported closing price of the company’s stock on the grant date will be used to determine the fair market value of the stock and the exercise price of the option or award.

2009 Company Financial Performance, Officer Responsibilities and 2010 Executive Compensation

A portion of executive compensation is tied to the company’s financial performance, which historically has been measured by annual revenue and EBTA (defined as the company’s income net of taxes, stock-based compensation, amortization of intangibles, goodwill impairment and restructuring charges). Beginning in 2009, the metrics for measuring the company’s financial performance were annual revenue and non-GAAP operating profit (defined as GAAP operating profit excluding the following items: stock-based compensation, amortization or impairment of intangible assets, restructuring costs, and the gain or loss on the sale or disposal of assets and/or product lines, including the related royalties). The difference between the two metrics is that non-GAAP operating profit excludes interest and the gain or loss related to the disposal of assets and/or product lines and the related royalties. The Compensation Committee made this change in 2009 in order to eliminate the impact of actions and circumstances that are not within management’s control on the company’s ability to achieve the planned financial performance. For example, in 2008 the foregone interest income due to the company’s stock buyback and the special dividend paid to stockholders, as well as the general decline in interest rates, all negatively impacted the calculation of EBTA.

For fiscal 2009, the company’s financial performance was below planned revenue. The company generated annual revenue of $56.0 million in 2009 as compared with planned revenue of $71.0 million. The company’s non-GAAP operating profit for 2009 was $1.4 million as compared with planned non-GAAP operating profit of $3.0 million. The difference between planned annual revenue and actual annual revenue and between planned non-GAAP operating profit and actual non-GAAP operating profit is primarily attributable to the worldwide economic decline, the reduction in wireless carrier capital expenditures, the dramatic drop in state and local budgets for public safety networks, and the lack of credit available to wireless equipment distributors and enterprises, all of which adversely impacted sales of the company’s products.

The company’s 2010 financial plan, initially adopted by the Board of Directors in November 2009, was subsequently revised upward by management and approved by the Board of Directors in April 2010 to account for acquisitions by the company and other significant events not contemplated at the time of formulation of the 2010 financial plan. For 2010, a portion of executive compensation will continue to be tied to the company’s financial performance pursuant to the 2010 financial plan, and revenue and non-GAAP operating profit will continue to be the metrics used to measure the company’s financial performance.

Mr. Singer recommended to the Compensation Committee changes to the elements of compensation to be paid to the company’s executive officers and key managers in 2010. These recommendations include a salary freeze for the executive officers together with an increase in the maximum potential bonus (which is partially paid in the company’s common stock) in order to tie compensation more closely to performance. In addition, Mr. Singer recommended that the Compensation Committee adopt the Retention Plan comprised of performance-based restricted stock grants based upon the company’s revenue growth that, if earned, would have a service-based component. This Retention Plan will serve as an incremental motivational tool to drive revenue growth as well as a retention incentive for the executive officers and certain key managers. The Compensation Committee considered these recommendations in light of its ongoing discussions regarding compensation and retention and in consultation with the Independent Compensation Consultant. See the discussion beginning on page 33 under “Equity Incentive Plans and Terms of Grant-Material Terms of Long-Term Retention Plan” and on page 30 under “Compensation Philosophy-Independent Compensation Consultant”.

In connection with organizational and management changes made from time to time within the company, the responsibilities of the executive officers are relevant to the Compensation Committee’s evaluation of executive compensation:

•	Executive officers with chief corporate responsibilities in 2009 were Mr. Singer as the CEO and Mr. Schoen as the Chief Financial Officer. Mr. Singer and Mr. Schoen have retained their chief corporate responsibilities in 2010.

•	Executive officers with key organizational unit responsibility in 2009 were Mr. Miller as the Vice President and General Manager of the Antenna Products Group, Mr. Rugeles as the Vice President and General Manager of the RF Solutions Group, and Mr. Suastegui as the Vice President and General Manager of Global Sales. In April 2010 the company was realigned from an organizational unit model to a functional responsibility model. The company is aligned into two groups, one of which is sales, marketing and product management and the other of which is manufacturing, operations and product development. In connection with this realignment, there are no longer distinct business units for the antenna products, scanning receiver products and global sales. Mr. Miller, as the Senior Vice President of Sales and Marketing is responsible for worldwide sales, marketing and product management for the entire company. Mr. Anthony Kobrinetz joined the company in April 2010 as the Vice President of Technology and Operations and is responsible for worldwide operations and product development for the entire company. Mr. Suastegui, as Vice President of Global Sales, reports to Mr. Miller and has worldwide responsibility for antenna products sales. Mr. Rugeles resigned in April 2010.

CEO Total Direct Compensation

Mr. Singer’s total direct target compensation for 2010, consisting of salary, target bonus and long-term incentives equates to $1,292,750 representing an increase from total direct target compensation of $890,975 and total direct actual compensation of $763,350 in 2009. The 2010 target level is aligned with the 75th percentile of total direct compensation of comparable companies based on survey and peer group executive compensation information provided by the Compensation Committee’s Independent Compensation Consultant. In comparison to its peer group, PCTEL’s financial performance for 2009 was, in general, at or above the median based upon the most recent publicly available data collected by the Independent Compensation Consultant. The Committee believes that Mr. Singer’s total direct target compensation for 2010 is appropriate.

Executive Salaries

CEO Salary.  In 2008, Mr. Singer’s salary was maintained at $450,000 consistent with 2007 in recognition of the need to manage corporate operating expenses and to continue emphasis on stock appreciation and plan attainment as key elements of Mr. Singer’s overall compensation. In 2009, Mr. Singer’s salary was reduced by 6% to $425,000 as part of the overall cost reductions that the company undertook in response to the impact of the worldwide economic decline. Mr. Singer’s salary will remain at $425,000 in 2010.

Salaries for Other Named Executive Officers.

	2008(1)	2009(1)	2010(1)
Name	($)	($)	($)

John W. Schoen	250,000	240,000	240,000
Chief Financial Officer
Jeffrey A. Miller	260,000	240,000	240,000
V.P. and General Mgr. Antenna Products Group(2)
Robert E. Suastegui(3)	225,000	220,000	220,000
V.P. and General Mgr. Global Sales
Luis Rugeles(4)	220,000	220,000	NA
V.P. and General Mgr. RF Solutions Group

(1)	In general, salary adjustments are effective April 1 of each year.

(2)	Mr. Miller is currently serving as Senior Vice President of Sales and Marketing effective as of April 5, 2010.

(3)	Mr. Suastegui is currently serving as Vice President of Global Sales effective as of April 5, 2010.

(4)	Mr. Rugeles resigned in April 2010.

In 2009, the Compensation Committee accepted Mr. Singer’s recommendation and reduced the salaries for the current named executive officers by 2% to 8%, with the exception of Mr. Rugeles, whose salary remained at the 2008 level. In 2010, the Compensation Committee retained salaries at the 2009 level. The salary reductions have been part of the overall cost reductions the company has undertaken to reduce operating expenses in this recessionary environment.

Short Term Incentive Plan

The company pays annual bonuses to its executive officers and key managers under its Short Term Incentive Plan. The Short Term Incentive Plan for 2009 represented a continuation of the bonus structure that was originally conceived and implemented by the Compensation Committee in 2004. The annual bonuses were designed to:

•	Provide a direct link between management compensation and the achievement of annual corporate-level and organizational unit-level objectives; and

•	Promote coordination among management and to unify the operating activities of the company’s organizational units.

Modifications have been made to the 2010 Short Term Incentive Plan as a result of the realignment of the company in 2010 along functional responsibilities rather than organizational units, as more fully discussed on page 35 under “2009 Company Financial Performance, Officer Responsibilities and 2010 Executive Compensation”. The 2010 Short Term Incentive Plan provides a direct link between management compensation and the achievement of annual corporate-level and functional goals.

Key Terms of Short Term Incentive Plan.  The amount of the bonus awarded pursuant to the Short Term Incentive Plan each year is based upon the achievement of goals established in connection with the company’s annual financial plan, as reviewed and approved by the Board of Directors for a particular year. These goals are approved by the Compensation Committee (or, in the case of the CEO, by the Board of Directors, upon the recommendation of the Compensation Committee) during the first quarter of the performance year.

In establishing performance goals under the Short Term Incentive Plan, the Compensation Committee takes into consideration the following factors:

•	The measures of achievement related to functional responsibilities for each participant.

•	Areas of desired improvement in financial and operating performance of the company.

•	The anticipated payout of awards under the Short Term Incentive Plan measured against the likelihood that the company will be able to achieve the planned levels of performance without taking undue risk.

•	The maximum payout of awards under the Short Term Incentive Plan as reviewed by the Independent Compensation Consultant.

Once the corporate and functional goals of the company have been established for a fiscal year, the Compensation Committee has awarded payment to the executive officers and key managers under the Short Term Incentive Plan in a manner that has been consistent with such goals.

Bonus Payments in Stock.  Bonuses awarded under the 2009 Short Term Incentive Plan were paid to executives and key managers entirely in immediately vested shares of the company’s common stock in lieu of cash. The Compensation Committee and Board of Directors have determined that approximately one-half of the bonuses paid to executives and key managers under the 2010 Short Term Incentive Plan will be paid in shares of the company’s immediately vested common stock and the remainder will be paid in cash. The Compensation Committee approves the use of common stock as the currency for payment of all or a portion of the bonuses under the Short Term Incentive Plan in part to increase the equity ownership of management in the company, which the Compensation Committee believes serves to more closely align the interests of management with those of the company’s stockholders. The number of shares paid to an employee is determined by dividing the amount of the stock portion of the bonus by the closing price of the company’s common stock on Nasdaq on the effective date of the award.

Summary of the 2009 Short Term Incentive Plan

In March 2009, the Compensation Committee and the Board of Directors adopted a 2009 Short Term Incentive Plan (the “2009 STIP”) with substantially the same structure as the 2008 Short Term Incentive Plan, except that the EBTA metric was replaced with non-GAAP operating profit. The performance measures used in the 2009 STIP were derived from the 2009 financial plan. The target bonus percentage was reduced from 40% of the maximum potential bonus in 2008 to 30% of the maximum potential bonus in 2009 to address deteriorating market conditions. As a result of the failure to achieve the 2009 financial plan, only one named executive officer actually received a bonus.

The participation in the 2009 STIP by the CEO and the other named executive officers is summarized below.

	Maximum
	Potential	Weighting and	2009		Bonus
	Bonus as a %	Summary of	Targeted		Paid as a
	of 2009	Performance Measures	Bonus(1)	Bonus Paid(2)	% of Maximum
Name	Annual Salary	(corporate/organizational unit)	($)	($)	Potential Bonus

Martin H. Singer Chief Executive Officer	105	100% corporate (50% PCTEL revenue, 50% non-GAAP operating profit)	133,875	—	—
John W. Schoen Chief Financial Officer	85	100% corporate (50% PCTEL revenue, 50% non-GAAP operating profit)	61,200	—	—
Jeffrey A. Miller V.P. and General Mgr. Antenna Products Group	90	40% Antenna Products Group controlled revenue; 25% APG controlled non-GAAP operating profit; 15% APG non-GAAP gross margin; 10% PCTEL revenue; 10% PCTEL non-GAAP operating profit	64,800	—	—
Robert Suastegui V.P. and General Mgr. Global Sales	85	80% APG revenue; 10% APG sales dollars without corporate marketing; 10% PCTEL non-GAAP operating profit	56,100	18,700	10
Luis Rugeles V.P. and General Mgr. RF Solutions Group	85	40% RF Solutions Group controlled revenue, 30% controlled non-GAAP operating profit; 15% PCTEL revenue; 15% PCTEL non-GAAP operating profit	56,100	—	—

(1)	The 2009 targeted bonus for an officer is calculated by multiplying his maximum potential bonus in dollars by 30%.

(2)	Although the bonus awarded to Mr. Suastegui under the 2009 STIP is dollar-denominated, it was paid in fully vested shares of common stock.

Summary of the 2010 Short Term Incentive Plan

The Compensation Committee and the Board of Directors adopted a 2010 Short Term Incentive Plan (the “2010 STIP”) in March 2010 with the same two corporate metrics as the 2009 STIP (although the weighting of the metrics has been adjusted, as described in the immediately succeeding paragraph). Over the past three years the Board of Directors has steadily decreased the percentage of the target bonus payable if the company achieves the financial plan so that the value of the bonus pool would not represent an increasing percentage of the company’s profit during a recessionary period. The 2010 STIP restores a portion of the reductions made in the target bonus percentage paid if the company achieves the 2010 financial plan. The target bonus percentage for 2010 if the company achieves the 2010 financial plan is 60% compared with 75% in 2007, 40% in 2008 and 30% in 2009; however, the company will have to increase non-GAAP operating profit (defined as GAAP operating profit excluding the following items: stock-based compensation, amortization and impairment of intangible assets and goodwill related to the company’s acquisitions, restructuring costs, and the gain or loss on the sale or disposal of assets) by more than 3.5 times over the 2009 actual non-GAAP operating profit and increase annual revenue by nearly 20% over 2009 actual annual revenue in order to meet the 2010 financial plan. This restoration and the accompanying freeze in salaries (following a reduction in salaries in 2009) is intended to tie compensation more closely to performance while maintaining the same relationship of the total bonus pool to the company’s non-GAAP operating profit.

The realignment of the company on a functional responsibilities model rather than a organizational unit model necessitates certain changes to the 2010 STIP. The goals established under the 2010 STIP for the CEO and Chief Financial Officer are weighted 100% in favor of corporate goals as has been the case in prior years, and the goals for the Senior Vice President of Sales and Marketing are also weighted 100% in favor of corporate goals in 2010. The corporate goal metrics are weighted 60% annual revenue and 40% non-GAAP operating profit as compared with 50% for each metric in 2009. The goals for the Vice President of Global Sales are allocated between corporate goals (as described in the preceding sentence) and applicable functional goals which are established by the Board of Directors related to his specific responsibilities and described in the following table. Each of the goals established under the 2010 STIP is consistent with the 2010 financial plan approved by the Board of Directors. The participation in the 2010 STIP by the CEO and the other named executive officers and the goals set for each named executive officer for 2010 are summarized in the table below:

				2010 Targeted
				Bonus Upon
		2010 Maximum		Full Achievement
		Potential Bonus		of Financial Plan(1)		Weighting and
	2010 Salary	As a %		As a % of		Performance Measures
Name	($)	of Salary	In ($)(2)	Salary	In ($)(2)	(corporate/functional)

Martin H. Singer Chief Executive Officer	425,000	105	446,250	63	267,750	100% corporate (60% PCTEL revenue, 40% PCTEL non-GAAP operating profit)
John W. Schoen Chief Financial Officer	240,000	85	204,000	51	122,400	100% corporate (60% PCTEL revenue, 40% PCTEL non-GAAP operating profit)
Jeffrey A. Miller Sr. Vice President Sales and Marketing	240,000	90	216,000	54	129,600	100% corporate (60% PCTEL revenue, 40% PCTEL non-GAAP operating profit)
Robert E. Suastegui VP Global Sales	220,000	80	176,000	48	105,600	70% functional (40% antenna revenue, 30% antenna-controlled non-GAAP operating profit), 30% corporate (15% PCTEL revenue, 15% PCTEL non-GAAP operating profit)

(1)	The 2010 targeted bonus for each executive is calculated by multiplying his maximum potential bonus in dollars by 60%.

(2)	Although the bonuses under the 2010 STIP are dollar-denominated, when earned the bonuses will be paid approximately half in cash and half in immediately vested shares of common stock.

The Board of Directors adopted and the stockholders approved an Executive Compensation Plan for the CEO and the other named executive officers in 2007. This plan governs the 2010 STIP for purposes of Section 162(m) of the Code.

Achievement of 2010 Financial Plan.

The company’s 2010 financial plan contemplates overall financial performance that is significantly improved from the actual results for 2009. The 2010 financial plan is predicated on a substantial worldwide economic recovery as well as a recovery in the industries in which the company competes. Although the payment under the 2010 STIP if the 2010 financial plan is achieved will be higher than the payment would have been under the 2009 STIP if the company had achieved the 2009 financial plan, there will not be any payments for corporate goals under the 2010 STIP unless the company has achieved a 14% increase in revenue and more than doubles non-GAAP operating profit from actual 2009 results. Therefore, although the 2010 STIP is intended to establish financial and operational goals that are reasonably achievable and which lead to rational levels of compensation when compared with prior years, achievement of the established goals will be difficult if the economic recovery is weaker than forecasted and substantial revenue growth cannot be achieved. The Compensation Committee anticipates that it will be at least as challenging for the Vice President of Global Sales to achieve his assigned functional goals as it is to achieve the corporate goals, which he also shares with the other named executive officers. It is the Compensation Committee’s current expectation and intention that the payment in aggregate dollars to the participants in the 2010 STIP will be greater than the aggregate amounts paid out under the 2009 STIP given that none of the participants in the 2009 STIP received any payment except the Vice President and General Manager of Global Sales who received less than $20,000 under the 2009 STIP. As a result of the uncertainty of the strength or timing of the economic recovery, management of the company will not release annual guidance to the financial community relating to the company’s projected 2010 financial performance.

Long-Term Equity Incentives: Service-Based Stock Options and Service-Based and Performance-Based Restricted Stock

In considering long-term equity incentive awards for the executive officers and key managers, the Compensation Committee believes that these awards should:

•	Be competitive with the market;

•	Be earned based on the company’s financial and/or market performance;

•	Establish an opportunity to create long-term wealth and retirement income tied to the long-term performance and value of the company; and

•	Create long-term retention.

2009 Long-Term Incentives for the CEO.  In March 2009, upon the recommendation of the Compensation Committee, the Board of Directors approved a grant of 81,000 shares of service-based restricted stock to Mr. Singer that will vest in equal annual increments over four years, subject to his continued service. The increase in the number of shares of restricted stock from the 55,600 granted in 2008 was intended to create comparable economic value to the 2008 grant and is aligned with the 80,000 restricted share grant in 2007. The 2009 grant was below the median range for long-term incentives based on survey and peer group information provided by the Compensation Committee’s Independent Compensation Consultant. See “Compensation Philosophy — Survey Data, Peer Groups and the Use of Industry Benchmarking Data” on page 30 for a discussion of how the range is established.

2009 Long-Term Incentives for Other Named Executive Officers.  In March 2009, the Compensation Committee approved the grant of restricted stock to the named executive officers identified below as follows:

Number of
Service-Based
Name	Restricted Shares

John W. Schoen, Chief Financial Officer	40,000
Jeffrey A. Miller, V.P. and General Mgr. Antenna Products Group	46,000
Robert E. Suastegui, V.P. and General Mgr. Global Sales	24,000
Luis Rugeles, V.P. and General Mgr. RF Solutions Group	32,000

The service-based restricted stock granted to each named executive officer vests in equal annual increments over four years, subject to his continued service.

The increase in restricted shares to the named executive officers from the 2008 restricted share grant was intended to create comparable economic value to the 2008 grant. The 2009 grant was below the median range for long-term incentives based on survey data provided by the Compensation Committee’s Independent Compensation Consultant. See “Compensation Philosophy — Survey Data, the Peer Groups and the Use of Industry Benchmarking Data” on page 30 for a discussion of how the range is established. The Compensation Committee did not award any performance-based restricted stock in 2009 due to the instability in the economic environment and the resulting difficulty in forecasting.

2010 Long-Term Incentives for the CEO.  The Board of Directors accepted the recommendation of the Compensation Committee in March 2010 to grant 80,000 service-based shares of restricted stock to Mr. Singer that will vest in equal annual increments over four years, subject to his continued service. This restricted stock grant is slightly decreased from the 81,000 shares granted in 2009. The 2010 grant is between the median and 75th percentile range for long-term incentives based on survey and peer group information provided by the Compensation Committee’s Independent Compensation Consultant.

The Compensation Committee has also introduced the 2010 Long-Term Retention Plan (the “Retention Plan”) adopted by the Board of Directors in March 2010. As stated in the section entitled “Equity Incentive Plans and Terms of Grant — Long-Term Retention Plan” above, the Retention Plan is structured with a performance-based restricted stock grant and a service-based vesting period. The performance-based restricted stock will be earned by Mr. Singer only if the company reaches or exceeds 14% revenue growth over the company’s 2009 annual revenue. The specific award to Mr. Singer for various levels of revenue growth under the Retention Plan is reflected in table below:

Increase in 2010 Revenue	Number of
over 2009 Revenue	Restricted Shares

Less than 14%	—
14%	10,000
20%	20,000
27% or more	25,000

The number of restricted shares awarded will be pro-rated if actual annual revenue equals or exceeds 14% but falls between the revenue levels stated above. Once earned, the restricted stock will cliff vest in February, 2014 and will only be received by Mr. Singer if he continues to be an employee of the company on such date; provided that the restricted stock will cliff vest earlier if Mr. Singer were to retain only his role as Chairman of the Board.

2010 Long-Term Incentives for Other Named Executive Officers.  In March 2010, the Compensation Committee approved the grant of service-based restricted stock to the named executive officers identified below. The restricted stock vests in equal annual increments over four years.

Number of
Service-Based
Name	Restricted Shares

John W. Schoen, Chief Financial Officer	40,000
Jeffrey A. Miller, S.V.P. Sales and Marketing	46,000
Robert E. Suastegui, V.P. Global Sales	20,000

The restricted shares granted to the named executive officers in 2010 are consistent with or below the 2009 grants. The 2010 grant in all cases is below the 75th percentile for long-term incentives, and in most cases is also below the median for long-term incentives, based on survey data provided by the Compensation Committee’s Independent Compensation Consultant. See “Compensation Philosophy — Survey Data, the Peer Groups and the use of Industry Benchmarking Data” on page 30.

The named executive officers will also participate in the Retention Plan introduced by the Compensation Committee in 2010 and described under “Equity Incentive Plans and Terms of Grant — Material Terms of Long-Term Retention Plan.” The table below sets forth the number of restricted shares granted in 2010 for each named executive officer. If earned, the restricted shares reflected below will cliff vest in February 2017 and will only be received by each named executive officer if he continues to be an employee of the company on such date.

Increase in 2010	Number of Restricted Shares
Revenue over 2009	John W. Schoen	Jeffrey A Miller	Robert E. Suastegui
Revenue	CFO	S.V.P. Sales & Marketing	V.P. Global Sales

Less than 14%	—	—	—
14%	7,500	7,500	5,000
20%	15,000	15,000	10,000
27% or more	18,750	18,750	12,500

Other Benefits

•	The 1998 Employee Stock Purchase Plan allows employees of the company to participate electively in a plan under which, through individual payroll deductions, they are permitted twice a year to buy shares at prices discounted from the trading price of the stock. All company employees, including the named executive officers, are eligible to participate in this plan.

•	We maintain a 401(k) plan for PCTEL employees, administered by an independent plan administrator which provides a selection of investment alternatives from which plan participants may choose. The company matches up to the first 4% contributed by a plan participant, which vests immediately. All company employees, including the named executive officers, are eligible to participate in this plan.

•	We offer standard benefits to full-time employees, including medical, dental, vision benefits, term life insurance and long-term disability insurance. All or a substantial portion of these plan benefits are paid by the company. All company full-time employees, including the named executive officers, are eligible to participate in the company’s healthcare plans.

•	We provide an Executive Deferred Compensation Plan, a cash-based plan, for the executive officers and key managers. Under this plan, participants may defer up to 50% of salary and 100% of cash bonus with a minimum of $1,500. In addition, we provide a 4% matching cash contribution which vests over three years subject to the participant’s continued service. The participant has a choice of investment alternatives from a menu of mutual funds. The plan is administered by the Compensation Committee and an outside benefits firm tracks investments and provides participants with quarterly statements showing relevant contribution and investment data. Upon termination of employment, death, disability or retirement, the participant will receive the value of his/her account in accordance with the provisions of the plan. Upon retirement, the participant may request to receive either a lump sum payment, or payments in annual installments over 15 years or over the lifetime of the participant with 20 annual payments guaranteed.

•	We also offer an Executive Deferred Stock Compensation, a stock-based plan, for the executive officers and key managers, which permits participants to defer the receipt of equity incentives awarded to them. There has been no participation in this plan to date.

Change in Control and Severance Arrangements

The table below and the summary of retention arrangements related to benefits associated with a Change in Control of the company should be read in conjunction with the tables under the caption “Potential Payments Upon Termination as of December 31, 2009” on page 53.

	Severance Benefits, i.e., Involuntary Termination Not					Change in Control Benefits, i.e., Involuntary Termination Within
	Related to a Change in Control					12 Months of a Change in Control
					Acceleration
				Acceleration	of Unvested	Months				Acceleration
				of Unvested	Restricted	of Salary	Short Term		Acceleration	of Unvested
	Salary		Healthcare	Options	Shares	(Paid in	Incentive	Healthcare	of Unvested	Restricted
Name	Continuation		(in Months)	(in Months)	(in Months)(2)	Lump Sum)	Plan(3)	(in Months)	Options	Shares(4)

Martin H. Singer	12 months	(1)	Up to 12 months	12 months	12 months	24 months	100%	Up to 12 months	100%	100%
John W. Schoen	12 months		Up to 12 months	12 months	12 months	18 months	100%	Up to 12 months	100%	100%
Jeffrey A. Miller	12 months		Up to 12 months	12 months	12 months	18 months	100%	Up to 12 months	100%	100%
Robert E. Suastegui	12 months		Up to 12 months	12 months	12 months	18 months	100%	Up to 12 months	100%	100%

(1)	Includes 100% of the maximum potential bonus payable under the Short Term Incentive Plan.

(2)	As authorized by the Compensation Committee in March 2007, the occurrence of an involuntary termination during an annual performance period will result in an immediate vesting of all unvested restricted shares. With respect to performance-based restricted shares, an involuntary termination will result in the immediate vesting of the performance-based restricted shares established for that period, and the loss of the right to earn any other performance-based restricted shares.

(3)	Includes 100% of the bonus pro-rated for the length of service during the fiscal year, at the higher of the bonus amount for the year of the Change in Control or the year in which termination occurred.

(4)	Upon the occurrence of a Change in Control, performance-based restricted shares will automatically convert into service-based restricted shares with no performance contingencies, and will accelerate 100% in the event of the named executive officer’s involuntary termination at any time within 12 months following the Change in Control. The vesting requirements, as stated in the applicable plan, will continue to pertain to the restricted shares.

A Change in Control is any merger, reorganization or acquisition of the company, including by way of sale of all or substantially all of the company’s assets, in which a majority of the voting control of the company is transferred. The retention benefits summarized in the table above in connection with a Change in Control are based on a “double trigger” structure (i.e., no benefit will be provided unless there is both (i) a completed Change in Control event, and (ii) within 12 months following such event, the executive officer’s or certain key manager’s employment is involuntarily terminated). The Compensation Committee and the CEO believe that all executive officers and certain key managers of the company should contribute to the success of the company following any possible merger or acquisition to the extent permitted by the successor or acquirer. The “double trigger” structure ensures that the executive officers and key managers have the necessary motivation to support the company during a post-acquisition transition. The principal retention benefits that result from this structure include lump sum payment of a specified percentage of annual salary, acceleration of 100% of any then unvested equity incentives, and company-paid healthcare benefits for a specified period of time. The Compensation Committee believes that the level of these benefits would not, in the aggregate, represent a financial deterrent to a buyer or successor entity in considering a combination transaction with the company.

The named executive officers and other key managers are also entitled to severance and related benefits in connection with the involuntary termination of their employment under their employment and/or severance agreements with the company. The principal severance benefits include salary continuation and company-paid healthcare benefits for a specified period of time. In addition, upon the occurrence of an involuntary termination (or, with respect to the CEO, death or disability), severance benefits include vesting of any service-based restricted shares which are scheduled to vest within the following 12 months, and immediate vesting of performance-based restricted shares in the amount targeted for vesting in the performance year in which termination, death or disability occurs.

In the case of the CEO, severance benefits resulting from involuntary termination also include payment of the maximum potential bonus under the Short Term Incentive Plan; in the event of death or disability, the amount of the bonus that would be paid under the Short Term Incentive Plan would be based on the actual amount of the bonus determined for the year in which death or disability occurred, pro-rated for such year based on the date of death or disability. The current employment agreement with Mr. Singer also imposes a non-competition and non-solicitation covenant with a term of 12 months from his termination date in connection with his severance arrangements; these covenants have a term of 12 months from his termination date in connection with a Change in Control that is followed by the involuntary termination of his employment.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Code, the company is able for federal tax purposes to deduct compensation paid to the CEO and the four other named executive officers only if the compensation for such officer is less than $1 million during the fiscal year, or is “performance-based,” as defined under Section 162(m). The Compensation Committee has considered the corporate tax deductibility limits under Section 162(m). Although it is the objective of the Committee to seek to qualify all executive compensation as deductible, the Committee has not adopted a policy with this objective in order to provide flexibility and to ensure that the executive compensation programs remain competitive.

In 2009, all compensation paid to the officers of the company was below the $1 million threshold under Section 162(m) for purposes of corporate tax deductibility.

Section 409A of the Internal Revenue Code

Section 409A of the Code, the final Treasury Regulations and the administrative guidance promulgated thereunder (collectively, “Section 409A”) regulate the tax treatment of non-qualified deferred compensation arrangements. These include requirements and/or regulations effective January 1, 2009 with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

The Committee evaluated the various benefit plans and compensation arrangements that the company has in place for the executive officers and certain key managers, and approved modifications of these plans and arrangements as necessary to comply with final Section 409A regulations prior to their effective date.

Adjustment of Awards

The company’s financial statements and the related financial performance goals and measures used by the Compensation Committee as the basis for executive compensation have not been subject to subsequent revision or restatement. As a result, the Compensation Committee has never been required to consider an adjustment of an award. However, if such a circumstance were to occur, the Compensation Committee and the Board of Directors would consider all appropriate remedial measures, which may include the recovery of amounts that were inappropriately awarded to an individual executive officer or key manager.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the company’s 2009 Annual Report on Form 10-K.

The Compensation Committee

Richard C. Alberding (Chair)
Brian J. Jackman
John R. Sheehan

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table presents the compensation of the Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers for the fiscal years ended December 31, 2009, 2008 and 2007. We refer to these individuals elsewhere in this proxy statement as “named executive officers.”

Summary Compensation Table

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary(2)	Bonus(3)	Awards(4)	Awards(4)	Compensation(5)	Compensation(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Martin H. Singer	2009	431,250	—	332,100	—	—	24,282	787,632
Chief Executive Officer	2008	450,000	—	375,300	—	90,675	144,816	1,060,791
	2007	437,500	—	833,600	—	57,330	22,429	1,350,859
John W. Schoen	2009	242,500	—	164,000	—	—	19,273	425,773
Chief Financial Officer	2008	250,000	—	108,000	—	40,300	62,706	461,006
	2007	246,250	—	229,240	—	28,665	17,605	521,780
Jeffrey A. Miller	2009	245,000	—	188,600	—	—	23,792	457,392
V.P. and General Mgr. Antenna	2008	260,000	—	156,600	—	35,963	63,481	516,044
Products Group	2007	271,459	—	312,600	—	8,447	9,855	602,361
Robert E. Suastegui(1)	2009	221,250	—	98,400	146,400	18,700	22,842	361,192
V.P. and General Mgr. Global Sales	2008	225,000		121,500	—	73,251	44,196	610,347
Luis Rugeles	2009	220,000	—	131,200	—	—	13,926	365,126
V.P. and General Mgr. RF Solutions	2008	215,000	—	135,000	—	122,434	35,852	508,286
Group	2007	197,500		288,300	—	103,992	12,502	602,294

(1)	Mr. Suastegui became a named executive officer in fiscal year 2008.

(2)	The amounts shown reflect salary paid during fiscal years 2009, 2008 and 2007.

(3)	For 2007 to 2009, the company paid bonuses under the Short Term Incentive Plan to the named executive officers in the form of common stock. Payments made under the plan are reported in the “Non-Equity Incentive Plan Compensation” column. See footnote 6 below for additional information regarding these payments.

(4)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to option awards and stock awards, granted in the year indicated, pursuant to Statement of Financial Accounting Standards Codification Topic 718. The amounts for option awards and stock awards from prior years were restated to reflect aggregate grant date fair value. For a discussion of the valuation assumptions, see Note 14 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown. The amounts shown in the table above include the value of performance shares granted in years 2007 and 2008 at target value on the grant date. No performance shares were granted in 2009. The table below summarizes various values of performance shares at different payout levels using the price on the grant date.

				Additional
				Value@	Estimated
		Target in	Value@	Maximum	Value as of
		Shares	Target	Payout	12/31/2009
Name	Year	#	($)	($)	($)

Martin H. Singer	2008	10,000	67,500	33,750	64,361
	2007	40,000	416,800	208,400	187,695
John W. Schoen	2008	3,000	20,250	10,125	19,170
	2007	10,000	114,620	57,310	51,610
Jeffrey A. Miller	2008	4,000	27,000	13,500	25,745
	2007	15,000	156,300	78,150	70,387
Robert E. Suastegui	2008	4,000	27,000	13,500	25,745
	2007	NA	NA	NA	NA
Luis Rugeles	2008	4,000	27,000	13,500	25,745
	2007	10,000	104,200	52,100	46,932

(5)	The values shown reflect the bonuses paid in vested shares of common stock in lieu of cash in 2009, 2008 and 2007 under the Short Term Incentive Plan for fiscal years 2009, 2008 and 2007, respectively. These bonuses were calculated on achievement of corporate goals for Messrs. Singer and Schoen and on achievement of a combination of organizational unit and corporate goals in the cases of Messrs. Miller, Suastegui and Rugeles. The details of the Short Term Incentive Plan are discussed under “Compensation Discussion and Analysis — Short Term Incentive Plan” above.

(6)	The values shown represent payments on behalf of each named executive officer for the company matching contributions under the 401(k) plan; group life insurance premiums; and healthcare premiums, including healthcare premiums of $13,148, $12,456 and $11,905 for Mr. Singer in 2009, 2008 and 2007 respectively; $13,148, $12, 456 for Messrs. Miller and Suastegui in 2009 and 2008 respectively. For each named executive officer, the values shown for 2008 also include a $0.50 special dividend per unvested restricted share of PCTEL common stock. The special dividend received by Messrs. Singer, Schoen, Miller, Suastegui and Rugeles with respect to such unvested restricted shares was $121,440, $44,505, $41,085, $22,000 and $22,450, respectively. For Mr. Singer and Mr. Rugeles, the values shown also include the company match in the Executive Deferred Compensation Plan. Except as noted above, none of the benefits included in “All Other Compensation” exceeded $10,000 individually for a named executive officer in 2009.

The following table provides information on plan-based awards granted in fiscal 2009 to each of the named executive officers.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2009

					All Other
					Stock
					Awards;		Grant Date
		Estimated Possible Payouts			Number of		Fair Value
		Under Non-Equity			Shares of	Exercise or	of Stock
		Incentive Plan Awards(2)			Stock	Base Price of	and Option
	Grant	Threshold	Target	Maximum	or Units(3)	Option Awards	Awards(4)
Name	Date(1)	($)	($)	($)	(#)	($)	($)

Martin H. Singer	3/10/2009				81,000	—	332,100
	3/10/2009	—	133,875	446,250		—
John W. Schoen	3/10/2009				40,000	—	164,000
	3/10/2009	—	61,200	204,000		—
Jeffrey A. Miller	3/10/2009				46,000	—	188,600
	3/10/2009	—	64,800	216,000		—
Robert E. Suastegui	3/10/2009				24,000	—	98,400
	3/10/2009	—	56,100	187,000		—
Luis Rugeles	3/10/2009				32,000	—	131,200
	3/10/2009	—	56,100	187,000		—

(1)	In the case of all grants, the Board of Directors action date is both the Compensation Committee approval date and the grant date.

(2)	Represents potential payments under the 2009 Short Term Incentive Plan to be paid in immediately vested shares of common stock in lieu of cash. A summary of the principal terms of this plan are discussed under “Compensation Discussion and Analysis — Summary of the 2009 Short Term Incentive Plan” above.

(3)	Represents service-based restricted shares. These shares vest in equal annual increments over four years.

(4)	The values shown reflect the fair market value of the shares on the grant date calculated pursuant to Statement of Financial Accounting Codification Topic 718. The assumptions the company uses in calculating these amounts are discussed in note 14 to the financial statements for the fiscal year ended December 31, 2009, which were filed with the Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The following table shows the number of exercisable and unexercisable equity awards held by the named executive officers on December 31, 2009.

Outstanding Equity Awards at Fiscal Year End December 31, 2009

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Incentive	Market
						Market	Plan Awards:	or Payout
	Number of	Number of			Number of	Value	Number of	Value of
	Securities	Securities			Shares	of Shares	Unearned	Unearned
	Underlying	Underlying			or Units	or Units	Shares, Units	Shares, Units
	Unexercised	Unexercised	Option		of Stock	of Stock	or Other Rights	or Other Rights
	Options	Options	Exercise	Option	That Have	That Have	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested(3)	Not Vested(4)	Not Vested	Not Vested(4)
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Martin H. Singer	112,750	19,250(1)	9.16	8/1/2016
	30,000	—	10.56	5/1/2016
	100,000	—	9.09	8/1/2015
	100,000	—	11.65	7/1/2014
	100,000	—	11.60	9/2/2013
	84,323	—	7.20	5/30/2012
	7,500	—	8.84	1/12/2011
	15,000	—	8.84	1/12/2011
					211,600	1,252,672	42,978	254,430
John W. Schoen	67,000	—	11.84	2/11/2014
					78,450	464,424	12,000	71,040
Jeffrey A. Miller	52,000	—	11.84	2/11/2014
	5,000	—	6.60	2/6/2013
	67,656	—	7.95	3/15/2012
	45,000	—	8.00	11/15/2011
					87,500	518,000	16,298	96,484
Robert E. Suastegui	9,375	5,625(2)	9.76	6/4/2017
					49,500	293,040	2,896	17,144
Luis Rugeles	21,406	—	10.65	8/25/2013
					61,200	362,304	11,830	70,034

(1)	1/4th of the option vested on July 1, 2007 and 1/48th vests each month thereafter until July 1, 2010.

(2)	1/4th of the option vested on June 4, 2008 and 1/48th vests each month thereafter until June 4, 2011.

(3)	1/4 of the shares vest each year commencing one year after the grant date.

(4)	The market value is calculated by multiplying the number of shares that have not vested by the company’s common stock price at December 31, 2009 of $5.92.

The table below shows the number of shares of the company’s common stock acquired during fiscal 2009 by the named executive officers upon the exercise of stock options or the vesting of stock awards.

Option Exercises and Stock Vested at Fiscal Year End December 31, 2009

	Options Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized
	on Exercise	Exercise(1)	on Vesting	on Vesting(2)
Name	(#)	($)	(#)	($)

Martin H. Singer	—	—	33,212	205,416
John W. Schoen	—	—	32,906	216,264
Jeffrey A. Miller	—	—	23,793	154,052
Robert E. Suastegui	—	—	12,104	72,159
Luis Rugeles	—	—	14,757	93,631

(1)	The value represents the difference between the exercise price of the stock option and the closing price of PCTEL common stock as represented by Nasdaq as of the date of exercise multiplied by the shares exercised.

(2)	The value represents the closing price of PCTEL common stock as represented by Nasdaq as of the vesting date multiplied by the number of shares that vested on such date.

The table below shows the executive contributions, company contributions, earnings and account balances for the named executive officers in the Executive Deferred Compensation Plan for the fiscal year ended December 31, 2009.

Nonqualified Deferred Compensation for the Fiscal Year Ended December 31, 2009(1)

	Executive	Company	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings	Withdrawals/	at December 31,
	2009	2009	in 2009	Distributions	2009
Name	($)	($)	($)	($)	($)

Martin H. Singer	12,250	490	91,450	—	427,256
John W. Schoen	—	—	1,151	—	27,219
Jeffrey A. Miller	—	—	4,966	—	24,864
Robert E. Suastegui	—	—	—	—	—
Luis Rugeles	—	—	(38)	—	16,511

(1)	Under the Executive Deferred Compensation Plan, participants can defer up to 50% of salary and 100% of cash bonus subject to a minimum of $1,500. In addition, the company provides a 4% matching contribution which vests over three years from the date of the investment. The participant has a choice of investments from a menu of mutual funds. The value can increase or decrease depending on the performance of the funds chosen. Monthly, the participant may change where future deposits and current balances are invested. The plan is administered by the Compensation Committee and a professional administrator tracks investment returns and provides participants with quarterly statements showing participant and company contributions, and gain/(loss) on investments related to corporate-owned life insurance. There is a provision by which a participant may petition the Compensation Committee for a hardship withdrawal. If granted, the participant is prohibited from making any further contributions for the remainder of the calendar year. Upon termination of employment, death, disability or retirement, the participant will receive the value of his account in accordance with the provisions of the plan. Participants may elect to receive payment upon retirement as a lump sum, in annual installments over 15 years, or in installments over the lifetime of the participant, with 20 annual payments guaranteed. The participant must make his choice no sooner than one year from the date of retirement.

The “Executive Contributions” and “Company Contributions” columns above show amounts that were also reported in the Summary Compensation Table on page 47 for 2009. These amounts, as well as amounts in the “Aggregate Balance” column in the table above that were previously reported in the Summary Compensation Tables in the proxy statements for prior fiscal years, are quantified below.

		Amounts included in
	Amounts included in Both	Nonqualified Deferred
	Nonqualified Deferred	Compensation Table
	Compensation Table and	previously Reported in
	Summary Compensation	Prior Years’ Summary
	Table for 2009	Compensation Table
Name	($)	($)

Martin H. Singer	12,740	502,276
John W. Schoen	—	24,942
Jeffrey A. Miller	—	29,860
Robert E. Suastegui	—	—
Luis Rugeles	—	8,056

Potential Payments Upon Termination as of December 31, 2009

The following table estimates amounts payable to the named executive officers as if a termination had occurred on December 31, 2009.	The following table estimates amounts payable to the named executive officers as if a Change in Control had occurred on December 31, 2009.

Severance Benefits(1) (i.e., Involuntary Termination Not Related to a Change in Control or Occurring							Change in Control Benefits(1)(7)
More Than 12 Months After a Change in Control)							(i.e., Involuntary Termination Within 12 Months of a Change in Control)
								Short
		Short Term			Restricted			Term			Restricted
		Incentive		Option	Shares			Incentive		Option	Shares
	Salary	Plan	Healthcare	Acceleration	Acceleration		Salary	Plan	Healthcare	Acceleration	Acceleration
	(3)	(3)	(4)	(5)	(6)	Total	(3)	(3)	(4)	(5)	(6)	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)

Martin H. Singer(2)	425,000	446,250	13,122	—	563,880	1,448,252	850,000	267,750	13,122	—	1,507,102	2,637,924
John A. Schoen	240,000	—	8,715	—	187,072	435,787	360,000	122,400	8,715	—	535,464	1,026,579
Jeffrey A. Miller	240,000	—	13,122	—	169,312	422,434	360,000	129,600	13,122	—	614,484	1,117,206
Robert E. Suastegui	220,000	—	13,122	—	100,640	333,762	330,000	105,600	13,122	—	310,184	758,906

(1) The amounts set forth in the table above assume that termination of the named executive officer’s employment occurred unrelated to, or more than 12 months after, a Change in Control as a result of (i) Involuntary Termination other than for “Cause, Death or Disability” or (ii) “Voluntary Termination for Good Reason”. If a named executive officer’s (other than the CEO’s) employment were terminated for reasons other than the foregoing, such named executive officer would not be entitled to receive any severance or benefit. The material terms of the severance benefits set forth in the agreements that the company has with each named executive officer are described in greater detail under “Compensation Discussion and Analysis — Change in Control and Severance Arrangements” above. The benefits listed in the table above are subject to certain non-competition and non- solicitation agreements with terms that range from 12-24 months.

(2) If the CEO’s employment were terminated for cause, he would not be entitled to receive any severance or benefit. If the CEO’s employment were terminated as a result of death or disability which occurred unrelated to, or more than 12 months after, a Change in Control, he would be entitled to the amounts set forth in this table.

(3) Salary represents 12 months of base pay, paid on a continuing basis in accordance with normal payroll procedures. Mr. Singer is also entitled to payment of 100% of his maximum potential bonus under the Short Term Incentive Plan.

(4) Represents the current company contribution rate of 80% paid by the company for healthcare coverage for up to 12 months.

(5) Options partially accelerate as if the named executive officer had continued to be employed for 12 months. At December 31, 2009, none of the options with shares subject to vesting acceleration had an exercise price per share less than $5.92, the closing price of PCTEL common stock on such date.

(6) Except in the event of a termination for cause, service-based restricted shares partially accelerate as if the named executive officer had continued to be employed for 12 months, and performance-based restricted shares accelerate in the amount targeted for vesting in the performance year. The value represents the number of shares accelerated (assuming vesting through December 31, 2010) multiplied by the closing price of PCTEL common stock at December 31, 2009 of $5.92 per share.

(7) We have calculated the impact of Section 280G of the Code as applied to payments made in connection with a Change in Control (“parachute” payments). No excise tax under Sections 280G and 4999 of the Code applies. The assumptions used to determine whether an excise tax was required were based on a Change in Control date of December 31, 2009. All equity which was assumed accelerated in such calculation was valued at $5.92 per share.

(1) The amounts set forth in the table above assume that termination of the named executive officer’s employment occurred within 12 months of a Change in Control of the company for one of the reasons listed in footnote (1) or (2) to the table captioned “Potential Payments Upon Termination as of December 31, 2009 — Severance Benefits”. If a named executive officer’s employment were terminated for reasons other than the foregoing, such named executive officer would not be entitled to receive payments under any severance arrangement with the company. The material terms of the severance benefits set forth in the agreements that we have with each of the named executive officers are described in greater detail under “Compensation Discussion and Analysis — Change in Control and Severance Arrangements” above. The benefits listed in the table above are subject to certain non-competition and non-solicitation agreements with terms that range from 12-24 months.

(2) Salary represents 150% of annual salary and is paid in a lump sum after both (i) the completion of a Change in Control and (ii) Involuntary Termination of employment. Mr. Singer’s salary represents 200% of annual salary and is paid in a lump sum based on the same criteria as stated above. See “Compensation Discussion and Analysis — Change in Control and Severance Arrangements” above.
(3) Represents the target potential bonus as if the named executive officer continued as an employee for the entire fiscal year. The actual amount of the bonus will vary depending on the specific date of the Change in Control relative to the performance period and the employment termination date.
(4) Represents the current company contribution rate of 80% paid by the company for healthcare coverage for up to 12 months.
(5) Under the terms of the contract providing for Change in Control benefits, all then unvested stock options accelerate. At December 31, 2009, none of the options with shares subject to vesting acceleration had an exercise price per share less than $5.92, the closing price of PCTEL stock on such date.
(6) Under the terms of the management retention agreements providing for Change in Control benefits, all then unvested service-based restricted shares vest upon the occurrence of Involuntary Termination within 12 months of a Change in Control. Performance-based restricted shares automatically convert into service-based restricted shares subject to vesting in equal annual increments over four years, with no performance contingencies, and will accelerate 100% upon the occurrence of Involuntary Termination within 12 months of a Change in Control. The value represents the number of shares that will vest multiplied by the closing price of PCTEL common stock at December 31, 2009 of $5.92.
(7) We have calculated the impact of Section 280G of the Code as applied to payments made in connection with a Change in Control (“parachute” payments). No excise tax under Sections 280G and 4999 of the Code applies. The assumptions used to determine whether an excise tax was required were based on a Change in Control date of December 31, 2009. All equity which was assumed accelerated in such calculation was valued at $5.92 per share.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 about PCTEL common stock that may be issued upon the exercise of options and rights under all of the existing equity compensation plans, including the 1997 Stock Plan, 1998 Director Stock Option Plan, 1998 Employee Stock Purchase Plan and the 2001 Stock Plan.

			Number of Securities
			Remaining Available for
			Future Issuance
	Number of Securities		Under Equity
	to be Issued	Weighted-Average	Compensation Plans
	Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
	Warrants and Rights	Warrants and Rights	First Column)
Plan Category	(#)	($)	(#)

Equity compensation plans approved by security holders(1)	1,974,965 (3)	$10.01 (3)	2,323,510 (4)
Equity compensation plans not approved by security holders(2)	310,846	$8.57	300,531

Total	2,285,811	$9.81	2,624,041

(1)	Comprised of the 1997 Stock Plan, 1998 Director Stock Option Plan and 1998 Employee Stock Purchase Plan. The stockholders approved the amendment and restatement of the 1997 Stock Plan at the 2006 annual meeting, which replaced the prior 1997 Stock Plan and the 1998 Director Stock Option Plan. No further awards will be made under the 1998 Director Stock Option Plan, but it will continue to govern awards previously granted thereunder.

(2)	Comprised of the 2001 Stock Plan and options to purchase 150,000 shares of PCTEL common stock granted outside of a formalized plan to each of John W. Schoen and Jeffrey A. Miller on November 15, 2001 in connection with their initial employment with the company. Under the terms of the 2001 Stock Plan, no options may be granted under such plan to the officers or directors. A description of the material terms of the 2001 Stock Plan is provided below. If Proposal #2 is approved at this Annual Meeting, there will be no additional grants from the 2001 Stock Plan.

(3)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1998 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the 1998 Employee Stock Purchase Plan. The 1998 Employee Stock Purchase Plan provides that shares of PCTEL common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock at the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(4)	This number includes 1,784,721 shares available for future issuance under the 1997 Stock Plan, and 538,789 shares available for future issuance under the 1998 Employee Stock Purchase Plan as of December 31, 2009. There is a proposal to be voted on by the shareholders at the 2010 annual meeting to increase the number of shares available for future issuance under the 1997 Stock Plan to 3,484,721 shares.

2001 Stock Plan

In August 2001, the Board of Directors approved the 2001 Stock Plan. The 2001 Stock Plan was not submitted to the stockholders for approval. If Proposal #2 is approved at this Annual Meeting, there will be no additional grants from the 2001 Stock Plan. The material terms of the 2001 Stock Plan are summarized as follows:

Purpose

The purpose of the 2001 Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the company’s business.

Eligibility to Participate in the 2001 Stock Plan

Nonstatutory stock options may be granted to the company’s consultants and employees who are not officers or directors.

Number of Shares Covered by the 2001 Stock Plan

Our Board of Directors reserved 750,000 shares of PCTEL common stock for issuance under the 2001 Stock Plan. As of December 31, 2009, options to acquire 265,846 shares were outstanding under the 2001 Stock Plan out of the 750,000 shares reserved for issuance, and 300,531 shares remained available for future issuance. Pursuant to the rules of the Nasdaq Stock Market, the Board of Directors will not make further amendments to the 2001 Stock Plan to increase the aggregate number of shares of common stock authorized for issuance without stockholder approval.

Awards Permitted under the 2001 Stock Plan

The 2001 Stock Plan authorizes the granting of nonstatutory stock options only.

Terms of Options

The exercise price and term of an option will be determined by the administrator of the plan, which is the Board of Directors or its appointed committee. Payment of the exercise price may be made by cash, check, promissory note, other shares of PCTEL common stock, cashless exercise, a reduction in the amount of any company liability to the optionee, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only according to the terms of the plan and under the conditions the Board of Directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the Board of Directors or its appointed committee up to the remainder of the term of the option.

Capital Changes

The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the 2001 Stock Plan.

Merger or Change in Control

In the event of a merger of the company with or into another corporation or the sale of substantially all of the company’s assets, each outstanding option under the 2001 Stock Plan must be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

Termination and Amendment

The 2001 Stock Plan provides that the Board of Directors may at any time amend or terminate the 2001 Stock Plan, but no amendment or termination of the 2001 Stock Plan may impair the rights of any optionee under the 2001 Stock Plan without the written consent of the optionee. Notwithstanding the foregoing, the rules of the Nasdaq Stock Market require stockholder approval of all material amendments to the 2001 Stock Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2009, we have not entered into any transaction, and are not aware of any currently proposed transaction, in which the amount involved exceeds $120,000, and in which any director, executive officer, nominee for election as a director, holder of more than 5% of PCTEL common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Policy Regarding Related Party Transactions

Our Audit Committee adopted a written policy which governs the review and approval of related party transactions in which (i) the aggregate amount of such transaction involves $120,000 or more, (ii) the company is a party, and (iii) any related person is a party. Related persons include directors, executive officers, stockholders holding in excess of five percent of PCTEL common stock, or such individuals’ immediate family members. Under the policy, all proposed related party transactions involving one or more of the company’s non-officer employees must be reviewed and approved by the Audit Committee, and all proposed related party transactions involving one or more of the related persons listed above must be reviewed and approved by the Board of Directors. If a proposed related party transaction involves a member of the Board of Directors, such related party transaction must be reviewed and approved by all disinterested members of the Board of Directors.

We properly and accurately report all material related party transactions in accordance with applicable accounting rules, federal securities laws, SEC rules and regulations and securities market rules. In determining the materiality of related party transactions, the Audit Committee or Board of Directors primarily considers the significance of the information regarding such related party transactions to the stockholders. All related party transactions involving one of the related persons listed above are presumed material, unless:

•	the aggregate amount does not exceed $120,000;

•	the rates or charges are determined by competitive bids;

•	it involves the rendering of services as a common or contract carrier or a public utility at rates fixed in conformity with law or governmental authority;

•	it involves services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•	it involves indebtedness resulting solely from ordinary business and expense payments, purchase of goods and/or services subject to usual trade terms, and other transactions in the ordinary course of business; or

•	the interest of the related person in the transaction arises solely from such person’s

-	ownership of PCTEL common stock, if all stockholders received the same benefit on a pro rata basis;

-	position as a director of another corporation or organization that is a party to the transaction;

-	ownership of another entity which is a party to the transaction, if all related persons, in the aggregate, own less than ten percent of that entity; or

-	position as a limited partner in a partnership that is a party to the transaction, if such related person (i) is not a general partner of the partnership, (ii) together with all other related persons owns less than ten percent of such partnership in the aggregate, and (iii) does not hold any other position in such partnership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the executive officers and directors and persons who own more than ten percent of a registered class of PCTEL equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on the company’s review of the copies of such forms received by us, or written representations from certain reporting persons, except as noted below, the company believes that during fiscal 2009 all of the company’s executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The Audit Committee of our Board of Directors currently consists of Mr. Thomsen, Mr. Marini and Mr. Levy, each of whom meets the Nasdaq independence and experience requirements. The Audit Committee operates under a written charter. Upon the recommendation of the Audit Committee, the Board of Directors adopted the original charter for the Audit Committee in August 1999, and last amended the charter for the Audit Committee on November 7, 2008. A current version of the Audit Committee charter is available on our website located at www.pctel.com in the “Investor Relations” section under Corporate Governance.

The Audit Committee reviews the procedures of management for the design, implementation and maintenance of a comprehensive system of disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems and disclosure contained in our periodic reports. As part of this review, the Audit Committee discusses with management and our independent auditors their evaluation of the effectiveness of our internal control over financial reporting, including improvements to our internal control that may be warranted. The Audit Committee provides our Board of Directors with the results of the Committee’s examinations and recommendations and reports to the Board of Directors as the Committee may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors’ attention.

The Audit Committee does not conduct auditing reviews or audit procedures. The Audit Committee relies on management’s representation that our financial statements have been prepared accurately and in conformity with United States generally accepted accounting principles and on the representations of the independent auditors included in their report on our financial statements and on the effectiveness of our internal control over financial reporting. The Audit Committee has also adopted a written policy that is intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal financial controls or the accuracy or completeness of financial or other information related to our financial statements.

The Audit Committee reviews reports and provides guidance to our independent registered public accounting firm with respect to their annual audit and approves in advance all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements. The Audit Committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the external auditors.

In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2009 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by SAS No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Grant Thornton LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements for the year ended December 31, 2009 be included in our Annual Report on Form 10-K.

Respectfully submitted by:

The Audit Committee

Carl A. Thomsen (Chair)
Steven D. Levy
Giacomo Marini

OTHER MATTERS

We know of no further matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 28, 2010

APPENDIX A

PCTEL, INC.
AMENDED AND RESTATED 1997 STOCK PLAN JUNE 15, 2010

Preamble:  The Plan is amended and restated subject to, and effective as of, approval by stockholders at the 2010 annual meeting of stockholders (the “Restatement Effective Date”). If the Company’s stockholders approve this Plan, there will be no further grants from the Company’s 2001 Nonstatutory Stock Option Plan (the “2001 Plan”).

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants,

•	to promote the success of the Company’s business, and

•	to ensure that the incentives contemplated by this Plan comport with all Applicable Laws.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalents and other stock or cash awards as the Administrator may determine.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalents and other stock or cash awards as the Administrator may determine.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means the consummation of any of the following transactions:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means PCTEL, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Dividend Equivalent” means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. The Dividend Equivalent for each Share subject to an Award shall only be paid to a Participant on the vesting date for such Share.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Inside Director” means a Director who is an Employee.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a stock option granted pursuant to the Plan.

(bb) “Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(cc) “Outside Director” means a Director who is not an Employee.

(dd) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Participant” means the holder of an outstanding Award granted under the Plan.

(ff) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(gg) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(hh) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ii) “Performance Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(jj) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(kk) “Plan” means this 1997 Stock Plan, as amended and restated.

(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn) “Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to an award of Restricted Stock Units. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(oo) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp) “Section 16(b)” means Section 16(b) of the Exchange Act.

(qq) “Service Provider” means an Employee, Director or Consultant.

(rr) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ss) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 7 hereof.

(tt) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares with respect to which Awards may be made under the Plan after the Restatement Effective Date is the sum of (a) 2,724,798 Shares, plus (b) any Shares returned (or that would have otherwise returned) to the Plan on or after the Restatement Effective Date as a result of Section(s) 3(b) and 3(c), plus (c) any Shares returned (or that would have otherwise returned) to the Company’s 1998 Director Option Plan on or after the Restatement Effective Date as a result of termination of options or repurchase of Shares issued under such plan (with a maximum number of Shares added pursuant to clause (c) equal to 270,000 Shares), plus (d) any Shares returned (or that would have otherwise returned) to the Company’s 2001 Plan on or after the Restatement Effective Date as a result of termination of options or repurchase of Shares issued under such plan (with a maximum number of Shares added pursuant to clause (d) equal to 246,452 Shares). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards.  Any Shares subject to Awards other than Options and Stock Appreciation Rights will be counted against the numerical limits of this Section 3 as one and seventy-eight hundredths (1.78) Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any Award other than Options and Stock Appreciation Rights are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), one and seventy-eight hundredths (1.78) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon the exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. However, Shares that have been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that unless otherwise determined by the Administrator, any extension of the term or exercise period of an Award shall comply with Section 409A of the Code and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section(s) 4(e) and 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan. ;

(ix) to determine whether Dividend Equivalents will be granted in connection with an Award;

(x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Section 409A.  Unless otherwise determined by the Administrator, the Administrator shall comply with Section 409A of the Code and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder in taking or permitting any actions under the Plan that would result in a deferral of compensation subject to Section 409A of the Code.

(d) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

(e) Limitations.

(i) Prohibition Against Repricing.  Notwithstanding Section 4(b)(viii), the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15 of the Plan) nor may the Administrator cancel any outstanding Option or Stock Appreciation Right and replace it with any other Award with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders.

(ii) Buyout Provisions.  If approved in advance by the Company’s stockholders, the Administrator may offer to buy out for a payment in cash or Shares an Option and/or a SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

(f) Voluntary Surrender Program.  Notwithstanding anything in the Plan to the contrary, the Administrator is expressly authorized to allow, in its sole and absolute discretion, a program under which: (i) certain Participants voluntarily surrender their Options without consideration and (ii) such Participants will remain eligible to receive their respective ordinary course equity grants in the next grant cycle. Notwithstanding anything in the Plan to the contrary, any Shares subject to an Option surrendered pursuant to the voluntary surrender program described in this Section 4(f) shall not become available for future grant or sale under the Plan.

5. Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalents and such other stock or cash awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Options.

(a) Limitations.

(i) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 300,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 150,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan.

(iv) If an Option is canceled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above.

(c) Term of Option.  The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Notwithstanding the foregoing, with respect to Options granted on or following the Restatement Effective Date, the maximum term shall be seven (7) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

(d) Option Exercise Price and Consideration.

(i) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(d), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(e) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(f) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. To the extent consistent with Applicable Laws, such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares (including as part of a pyramid exercise), provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the minimum whole number of Shares with a Fair Market Value sufficient to pay the aggregate Exercise Price of the Exercised Shares; provided however, that if the Fair Market Value of the withheld shares exceeds the aggregate Exercise Price of the Exercised Shares, the excess shall be paid to Participant; provided, further, that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that they are (A) used to pay the exercise price pursuant to the “net exercise,” (B) delivered to Participant as a result of such exercise, or (C) withheld to satisfy tax withholding obligations;

(vii) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(viii) any combination of the foregoing methods of payment; or

(ix) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(g) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the

Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 300,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 150,000 Shares.

(c) Exercise Price and other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that: (i) with respect to SARs granted prior to the Restatement Effective Date, no SAR may have a term of more than ten (10) years from the date of grant; and (ii) with respect to SARs granted on or following the Restatement Effective Date, no SAR may have a term of more than seven (7) years from the date of grant. In addition, the per Share exercise price of a SAR shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(d) Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

(e) Payment upon Exercise of SAR.  At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(f) SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(g) Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(h) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(j) Death of Participant.  If a Participant dies while a Service Provider, the SAR may be exercised within such period of time as is specified in the SAR Agreement (but in no event later than the expiration of the term of such SAR as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the SAR by bequest or inheritance, but only to the extent that the SAR is vested on the date of death. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall immediately revert to the Plan. The SAR may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the SAR under the Participant’s will or the laws of descent or distribution. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

8. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 150,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 75,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), during any Fiscal Year, no Participant will receive more than an aggregate of 150,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 75,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash will be available for grant under the Plan.

(e) Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $500,000, and (b) no Participant will receive more than 150,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 75,000 Performance Shares.

(b) Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Performance Goals.  Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including

(a) cash flow;

(b) cash position;

(c) earnings before interest and taxes;

(d) earnings before interest, taxes, depreciation and amortization;

(e) earnings per Share;

(f) economic profit;

(g) economic value added;

(h) equity or stockholder’s equity;

(i) market share;

(j) net income;

(k) net profit;

(l) net sales;

(m) operating earnings;

(n) operating income;

(o) profit before tax;

(p) ratio of debt to debt plus equity;

(q) ratio of operating earnings to capital spending;

(r) return on equity;

(s) return on net assets;

(t) return on sales, revenue, sales growth; or

(u) total return to stockholders.

(i) Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, the management discussion and analysis section of the Company’s annual report, or the minutes of the Board.

12. Automatic Awards to Outside Directors.  All grants of Restricted Stock to Outside Directors under this Section 12 shall be automatic and non-discretionary and shall be made in accordance with the following provisions:

(a) No person shall have the discretion to select which Outside Directors shall be granted Restricted Stock or to determine the number of Shares to be included in the Awards of Restricted Stock granted to Outside Directors.

(b) Each Outside Director shall be automatically granted Shares of Restricted Stock with an aggregate Fair Market Value on the date of grant of $50,000 (a “First Award”) upon such date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Award.

(c) Each Outside Director subsequently shall be automatically granted Shares of Restricted Stock with an aggregate Fair Market Value on the date of grant of $35,000 (a “Subsequent Award”) on the date of the annual meeting of stockholders at which (i) if such Outside Director’s position on the Board is subject to stockholder approval, such director is re-elected to the Board, or (ii) if the Outside Director’s position is not subject to stockholder approval, such director is continuing as a member of the Board.

(d) Each Outside Director who serves either as the Lead Director of the Board or as a member and/or chair of the Audit Committee, the Compensation Committee or the Nominating and Governance Committee of the Board shall be entitled to additional Shares of Restricted Stock with an aggregate Fair Market Value (an “Additional Service Award”) on the date of grant as follows:

Fair Market
Position	Value

Audit Committee Member	$5,000
Audit Committee Chair	$10,000
Compensation Committee Member	$5,000
Compensation Committee Chair	$9,000
Nominating and Governance Committee Member	$5,000
Nominating and Governance Committee Chair	$7,000
Lead Director	$10,000

(e) The terms of a First Award, a Subsequent Award and an Additional Service Award shall be as follows:

(i) Subject to Section 15 of the Plan, the First Award shall be subject to time-based restrictions that shall lapse as to thirty-three and one-third percent (33 1/3%) of the Shares in the First Award on each anniversary of its date of grant, provided that the Participant continues to serve as a Director on such dates.

(ii) Each Subsequent Award and Additional Service Award shall not be subject to any time-based or other similar restrictions in favor of the Company.

(f) When calculating the number of Shares that will be subject to a grant under this Section 12, in all cases, the number of Shares shall be determined by dividing the aggregate Fair Market Value by the Fair Market Value of a Share on the date of grant, and rounding down. The aggregate Fair Market Value in respect of Awards of Restricted Stock under this Section 12 may be increased or decreased from time to time by the Administrator.

13. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Non-Transferability of Awards.

(a) Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

(b) Prohibition Against an Award Transfer Program.  Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15. Adjustments Upon Changes in Capitalization, Dissolution, or Change in Control.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the price per share (if any) of Common Stock covered by each such outstanding Award, the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 of the Plan, and the number of Shares automatically awarded to Outside Directors under Section 12 of the Plan, shall be proportionately adjusted for any change in or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options, and SARs) or vested (with respect to Restricted Stock), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.

(i) Assumption

(A) In the event of a Change in Control, each outstanding Award (including any related Dividend Equivalent), other than an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals, shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).

(B) For the purposes of this subsection, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right, for each Share subject to such Award to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(ii) Non-Assumption

(A) Non-Performance Based Awards.  In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the

Award as to all of the Awarded Stock, including Shares as to which such Awards would not otherwise be vested or exercisable. Additionally, all restrictions on Restricted Stock will lapse. Note that this subsection (A) does not apply to any Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals.

(B) Performance-Based Awards.  With respect to any Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or other Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met (see subsection (D) below for discussion of payment for performance-based awards).

(C) Notice.  If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period.

(D) Pro-Ration.  If the Change in Control occurs during a Performance Period while the Participant (other than an Outside Director) is a Service Provider, the Participant will receive payment of a pro-rated amount of the performance-based Award that would have actually been earned had the Participant remained a Service Provider through the end of the Performance Period based on the amount of time the Participant was a Service Provider during the Performance Period before the Change in Control. Such payment pro-rated amount shall be paid within thirty (30) days of the consummation of the Change in Control.

(iii) Outside Directors.  With respect to Awards granted to Outside Directors, in the event of a Change of Control, the Participant shall fully vest in and have the right to exercise the Award as to all of the Awarded Stock, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. The Outside Director will receive payment of a pro-rated amount of the Performance Shares, Performance Units, or other performance-based Award that would have actually been earned had the Outside Director remained a Service Provider through the end of the Performance Period based on the amount of time the Outside Director was a Service Provider during the Performance Period before the Change in Control.

16. Tax Withholding.

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require a Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan.  The Plan shall become effective on the Restatement Effective Date. It shall continue in effect for 10 years thereafter unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

24. Stockholder Approval.  The Plan will be subject to, and effective as of, approval by the stockholders of the Company at the 2010 annual meeting of stockholders. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PCTEL, INC. 471 BRIGHTON DRIVE Electronic Delivery of Future PROXY MATERIALS BLOOMINGDALE, IL 60108 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends that you nominee(s) on the line below. vote FOR the following: 0 0 0 1. Election of Directors Nominees 01 Richard C. Alberding 02 Carl A. Thomsen The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 To approve the amendment and restatement of the 1997 Stock Plan to increase the number of shares available for grant pursuant 0 0 0 to awards under the plan and to make certain other changes 3 To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of PCTEL, Inc. for the 0 0 0 fiscal year ending December 31, 2010 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes No R2.09.05.010 Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 00000670761 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . PCTEL, INC. Annual Meeting of Shareholders June 15, 2010 4:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoints Martin H. Singer and John W. Schoen, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of PCTEL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 04:00 PM, CDT on 6/15/2010, at the PCTEL office located at 471 Brighton Drive Bloomingdale, IL 60108, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. R2.09.05.010 00000670762 Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. June 15, 2010 Meeting Information PCTEL, INC. Meeting Type: Annual Meeting <mtgtype> For holders as of: April 19, 2010 <recdate> Date: June 15, 2010 Time: 4:00 PM CDT <mtgtime> Location: PCTEL 471 Brighton Drive Bloomingdale, IL 60108 You are receiving this communication because you hold PCTEL, INC. shares in the above named company. 471 BRIGHTON DRIVE BLOOMINGDALE, IL 60108 This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). R2.09.05.010 We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain 00000670751 proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Notice & Proxy Statement 2. Annual Report How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 01, 2010 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods R2.09.05.010 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box 00000670752 marked by the arrow XXXX XXXX XXXX available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Richard C. Alberding 02 Carl A. Thomsen The Board of Directors recommends you vote FOR the following proposal(s): 2 To approve the amendment and restatement of the 1997 Stock Plan to increase the number of shares available for grant pursuant to awards under the plan and to make certain other changes 3 To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of PCTEL, Inc. for the fiscal year ending December 31, 2010 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. R2.09.05.010 00000670753

00000670754 R2.09.05.010